Exhibit 4.8

B. Communications Ltd. Indenture for Debentures (Series C)

24.	Indemnification of Trustee	45

25.	Notices	49

26.	Changes to Terms of Debentures, Indenture	50

27.	Register of Debenture Holders	51

28.	Certificates; Splitting of Certificates	51

29.	Reporting to Trustee	52

30.	Attorneys-in-Fact	53

31.	Applicability of Securities Law	53

32.	Meetings of Debenture Holders	53

33.	Contradiction between the Provisions of the Indenture, the Prospectus and the Shelf Offering Report	53

34.	General	54

35.	Trustee’s Liability	54

36.	Other Agreements	54

37.	Addresses	54

38.	Applicable Law and Exclusive Jurisdiction	54

39.	MAGNA Certification	55

Indenture

For Debentures (Series C)

Dated September 14, 2016

By and between

B. Communications Ltd.

Located at 2 Dov Friedman Street, Ramat Gan

Tel: 03-9240000

Fax: 03-7530075

(Hereinafter, the “Company”)

Of the first part;

And

Reznik Paz Nevo Trusts Ltd.

Company No. 51-368347-4

Located at 14 Yad Harutzim Street, Tel Aviv

(Hereinafter, the “Trustee”)

Of the second part;

WHEREAS, on August 28, 2016, the Board of Directors of the Company approved the publication of a shelf prospectus (hereinafter, the “Prospectus” or “Shelf Prospectus”) pursuant to which the Company is to issue, in the context, inter alia, of shelf prospectus reports, Debentures (Series C) non-convertible into Company shares (hereinafter, the “Debentures”); and

WHEREAS, Midroog Ltd. has announced a rating of Aa3 for the issuance of the Company’s Debentures in an aggregate of up to NIS 1.9 billion par value; and

WHEREAS, the Trustee is a company limited by shares and lawfully incorporated in Israel, whose objective is to engage in trusts; and

WHEREAS, the Trustee declares that no preclusion exists under the Law (as defined below) or other law to contract with the Company under this Indenture, including with respect to conflicts of interest preventing such engagement with the Company, and that it complies with the qualification requirements and conditions provided in the Law (as defined below) to serve as a trustee under this Indenture; and

WHEREAS, the Trustee has no material interest in the Company and the Company has no personal interest in the Trustee; and

WHEREAS, the Company declares that no preclusion exists under any applicable law and/or agreement to issue the Debentures, and to contract with the Trustee under this Indenture; and

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WHEREAS, the Company has requested that the Trustee serve, subject to the issuance of the Debentures (Series C), as trustee to holders of the Debentures (Series C) to be issued in this context, and the Trustee has agreed thereto, all subject to and in accordance with the terms of this Indenture, and no preclusion exists under applicable law and/or agreement for the Company to issue the Debentures (Series C), and all approvals for the issuance of the Debentures (Series C) have been received, all except as detailed in the shelf prospectus report to be published by the Company, as aforementioned; and

WHEREAS, the Trustee has agreed to execute this Indenture and to act as trustee to the Debenture holders; and

WHEREAS, the parties wish to set forth the terms of the Debentures (Series C) in this Indenture, in light of the Company’s intention to offer the Debentures (Series C) to the public for the first time, in accordance with the Shelf Prospectus, as shall be detailed in the shelf prospectus report to be published by the Company (hereinafter, the “Shelf Prospectus Report”) such that this Indenture shall apply with respect to the Debentures (Series C) only;

NOW, THEREFORE, the parties stipulate and agree as follows:

1.	Preamble; Interpretation; Definitions

1.1.	The preamble of this Indenture and the annexes and schedules hereto constitute an integral part hereof.

1.2.	The sections and headings of this Indenture are for convenience and reference only, and are not to be considered for purposes of interpretation.

1.3.	Any statement in this Indenture in the plural includes the singular, and vice versa. Any statement in the male gender includes the female gender and vice versa. Any statement with respect to a person includes corporate entities, all unless this Indenture contains an explicit and/or implicit provision to the contrary and/or if the context or contents dictate otherwise.

1.4.	In the event of a contradiction between the Indenture and the accompanying documents and the provisions of the Shelf Prospectus, the provisions of the Indenture shall prevail, subject to the TASE Rules and Regulations.

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1.5.	In this Indenture, the following terms shall have the meanings set forth below unless the context or contents dictate otherwise:

“The Company” -	B. Communications Ltd.;
“Bezeq” -	Bezeq the Israel Telecommunication Corp. Ltd., Public Company No. 520031931;
“This Indenture” or “Indenture” -	This Indenture and the amendments hereto, if any, including the annexes and schedules attached hereto and forming an integral part hereof;
“Trustee” -	The Trustee designated in the heading of this Indenture and/or any person serving from time to time as a trustee for the Debenture Holders under this Indenture.
“Prospectus” or “Shelf Prospectus” -	The Company’s Shelf Prospectus published in August 2016;
“Offering Report” or “Shelf Offering Report” -	The offering report in accordance with Section 23A of the Law (as defined below), which shall include all the details required for the Debentures (Series C) offering, including the structure of the offered units, in accordance with the provisions of applicable law and the TASE Rules and Regulations in effect at the time;
“Investee Company” -	As such term is defined in the Securities Regulations (Annual Financial Statements), 5770-2010;
“Companies Law” -	The Companies Law, 5759-1999 and the amendments promulgated thereunder from time to time;
“Law” or “Securities Law” -	The Securities Law, 5728-1968 and the amendments promulgated thereunder from time to time;
“Register” -	Register of Debenture Holders, as provided in Section 35H2 of the Law and as set forth in Section 26 of this Indenture.
“TASE”-	The Tel Aviv Stock Exchange Ltd.
“Principal” -	The total nominal value of the Debentures (Series C).
“Ordinary Resolution” -

A resolution adopted at a General Meeting of the Debenture holders at which holders of Debentures with at least twenty-five percent (25%) of the balance of the nominal value of the Debentures (Series C) in circulation were present, in person or by proxy, or at such an adjourned meeting at which any number of participants were present, and which was adopted (whether at the original or adjourned meeting) by a simple majority of the participating votes, without abstaining votes;

“Special Resolution” -

A resolution adopted at a General Meeting of Debenture holders at which holders of Debentures with at least fifty percent (50%) of the balance of the nominal value of the Debentures (Series C) in circulation were present, in person or by proxy, or at such an adjourned meeting at which holders of at least twenty percent (20%) of such balance were present, and which was adopted (whether at the original or adjourned meeting) by a majority of holders of at least two-thirds of the balance of the nominal value of the Debentures represented at the vote, with the exception of abstaining votes which will not be taken into account in the number of votes cast;

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“Nominee Company” -

The Nominee Company of Bank Hapoalim Ltd. or another nominee company in its place, at the Company’s sole discretion, provided that all of the Company’s securities shall be registered in the name of such nominee company;

“Debenture Series” or “Series C” or “Debentures”

The registered Debenture series to be called Debentures (Series C) of the Company, whose terms shall be in accordance with the Debenture (Series C) certificate and the initial Offering Report of the Debentures (Series C) to be issued from time to time by the Company at its sole discretion;

“Debenture Holders” and/or “Debenture Owners” and/or “Holders” –	As the term “Holder,” “Debenture Holder” is defined in the Securities Law;
“Trading Day” –	A day on which trading takes place on TASE.
“Stock Exchange Clearing House” -	The Tel Aviv Stock Exchange Clearing House Ltd.;
“B. Communications” -

B. Communications (SP2) Ltd., Private Company No. 514405398; a wholly-owned subsidiary of the Company (through B. Communications (SP1) Ltd., Private Company No. 514405414, (hereinafter, “B. Communications 1”) a direct wholly-owned subsidiary of the Company, which directly wholly owns B. Communications). The Company notes that as of the execution of this Indenture, all of Bezeq’s shares held by B. Communications were registered in the name of Mishmeret Trust Services Company Ltd. trustee for the International Debentures, as defined below (hereinafter, the “Trustee for the International Debentures”) in accordance with the terms of the International Debentures;

“International Debentures” -	Debentures Dollar Series 144A (TASE Security No.: 1131226) issued by the Company.

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2.	General

2.1.	Appointment of Trustee

2.1.1.	The Company hereby appoints the Trustee as the first trustee for the Debenture Holders (Series C) under Chapter E1 of the Securities Law, including for those eligible for payments under the Debentures that were not paid after becoming due and payable.

2.1.2.	In the event that the Trustee is replaced by another trustee, the alternate trustee shall serve as trustee for the Debenture Holders pursuant to Chapter E1 of the Securities Law, including for those eligible for payment under the Debentures which were not paid after becoming due and payable.

2.1.3.	Effective date of position:

The trust for the Debenture Holders and the Trustee’s duties under the terms of this Indenture shall come into effect on the date of issuance of the Debentures under this Indenture by the Company.

2.2.	Term of position; expiration of term; resignation; dismissal

2.2.1.	The first trustee shall serve as of the date stated in Section 2.1 above and its position shall end on the date of convening of a Holders’ Meeting (hereinafter, “First Appointment Meeting”) which the Trustee shall convene no later than 14 days from the date of submittal of the annual report on the affairs of the trust, pursuant to Section 35H1(a) of the Law. To the extent the First Appointment Meeting approves (by a simple majority) the continued tenure of the first trustee, the first trustee shall continue to serve as trustee until the end of the additional appointment term determined in the resolution of the First Appointment Meeting (which may be until the date of the final payment of the Debentures).

2.2.2.	To the extent the First Appointment Meeting and/or later meeting limit the Trustee’s additional appointment term, the Trustee’s term of appointment shall conclude upon the adoption of a resolution by the Holders to continue the Trustee’s term and/or the appointment of another trustee in lieu thereof.

2.2.3.	Notwithstanding the provisions of this Section 2, the appointment, replacement, term, expiration of term, resignation and dismissal of the Trustee shall be governed by the provisions of the Law.

2.2.4.	Notwithstanding the foregoing, a resolution to dismiss the Trustee shall be adopted at a Meeting in which [Debenture] Holders holding at least fifty percent (50%) of the balance of the nominal value of the Debentures in circulation (Series C) at the appointed date of the Meeting are present, in person or by proxy, or at an adjourned meeting in which [Debenture] Holders of at least ten percent (10%) of such balance are present, in person or by proxy, by a majority of at least 75% of those participating in the vote, not including abstaining votes.

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2.3.	The Trustee’s duties shall be in accordance with applicable law and this Indenture.

2.4.	Nothing in the Trustee’s execution of this Indenture is an expression thereby of the nature of the securities offered or the worthiness of investing therein.

2.5.	The Trustee shall represent the Debenture Holders on any matter arising from the Company’s undertakings towards them, and shall be entitled, to such end, to exercise the rights afforded to Holders under the Law or this Indenture. The Trustee may institute any proceeding to protect the rights of the Holders in accordance with applicable law and the provisions of this Indenture. Subject to the provisions of applicable law, the Trustee shall not be required to notify any party of the execution of this Indenture.

2.6.	Subject to the provisions of applicable law, the Trustee is not required to act in any manner not explicitly stated herein, such that it is not required to ensure that it is informed of any information, including information about the Company and/or in connection with the Company’s ability to fulfill its undertakings towards the Debenture Holders.

2.7.	Subject to the provisions of applicable law and the provisions of this Indenture, the Trustee undertakes, upon executing this Indenture, to keep confidential any information it receives from the Company and/or an affiliated company and/or any party on their behalf (hereinafter, the “Information”) and not to disclose it to any other party or use it, unless such disclosure or use is required in order to perform the duties of its position under the Securities Law, in accordance with the Indenture or a court order. It is hereby clarified that the transmittal of the Information to Holders of the Debentures (Series C), including by means of public publication for the purpose a decision pertaining to their rights under the Debenture or for the purpose of reporting on the state of the Company, shall not constitute a breach of such confidentiality undertaking. The confidentiality undertaking hereinabove shall apply to any agent of the Trustee and to any consultant appointed thereby.

2.8.	The Trustee may rely, in the context of its capacity as Trustee, upon any written document, instructions, notice, request, understanding or approval which is presumably signed or issued by any individual or entity believed by it, in good faith, to have been signed or issued thereby.

2.9.	The Trustee shall provide the Company with written notice of any change in the Trustee’s contact details within 7 business days of such change.

2.10.	It is clarified that nothing in the termination of the Trustee’s term will derogate from the rights, claims or disputes which the Company and/or Holders of the Debentures (Series C) may have against the Trustee, for a cause of action that existed prior to the date of termination of its term as Trustee, and the foregoing does not release the Trustee from any liability under applicable law. Furthermore, nothing in the termination of the Trustee’s term shall derogate from any rights, claims or disputes which the Trustee has against the Company and/or the Debenture Holders, if at all, whose cause of action existed prior to the date of termination of its term as Trustee, and nothing in the foregoing releases the Company and/or the Debenture Holders from any liability under applicable law.

3.	Issuance of Debentures

3.1.	General

3.1.1.	The Company intends to issue, in accordance with the Shelf Offering Report, registered Debentures (Series C) par value NIS 1 each (hereinafter, the “Debentures (Series C)”). The principal of the Debentures (Series C) shall be payable in five installments, as follows: (a) Four equal installments, each at 7.5% of the principal of the Debentures (Series C), payable on November 30 of each of the years 2020 to 2023 (inclusive); (b) One installment at 70% of the principal of the Debentures (Series C), payable on November 30, 2024.

3.1.2.	The Debentures (Series C) shall bear annual interest at a fixed rate to be determined in an interest-rate auction, which shall not exceed the maximum interest rate determined in the Offering Report. Interest on the outstanding balance, as it may be from time to time, of the principal amount of the Debentures (Series C) shall be paid as of May 2017, bi-annually on May 31 and November 30 of each of the years 2017 to 2024, such that the first payment of interest shall be made on May 31, 2017 and the last payment shall be made on November 30, 2024.

Interest shall be paid for the six-month period ending on the relevant interest payment date, with the exception of the first interest period, which shall be made on May 31, 2017 and shall be paid for the period commencing on the first Trading Day after the day of the auction in which the Debentures (Series C) are offered to the public and ending on the aforementioned payment date, which shall be paid in accordance with the interest determined in the auction and calculated on the basis of 365 days in a year.

3.1.3.	The principal amount of the Debentures (Series C) and the interest thereon shall not be linked to any currency or index.

3.1.4.	Arrears interest: any payment on account of principal and/or interest that is made in arrears for a period exceeding seven (7) business days from the scheduled date for payment under the terms of the Debentures, for reasons depending on the Company, shall bear arrears interest as of the scheduled payment date and up to the actual payment date. In this respect, “Arrears Interest” means additional interest at an annual rate exceeding by 3% the interest on the Debentures at the relevant time, calculated pro rata for the period from the scheduled payment date to the actual payment date. In the event that Arrears Interest is paid, the Company shall give immediate notice of the Arrears Interest rate and the interest rate to be paid, which includes the interest bearing on the Debentures together with the Arrears Interest, and of the payment date of the total interest for such period, at least two (2) Trading Days prior to such payment.

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3.1.5.	In the event that after the initial issuance of the Debentures (Series C) the Debenture series is expanded by the Company, holders of such Debentures (Series C), which are issued as part of the expansion of the series, shall not be entitled to payment on account of the principal and/or interest on such Debentures, whose scheduled payment dates occur prior to their aforementioned date of issuance.

3.1.6.	With respect to the Company’s right to early redemption of the Debentures (Series C), see Section 9 of the Terms on the Reverse Side.

3.2.	Issuance of additional Debentures and expansion of series; leverage restriction

3.2.1.	The Company reserves the right to issue additional series of debentures and/or to expand the Debentures (Series B) series at any time (whether by private placement or public offering), at its sole discretion and without requiring the consent of the Trustee and/or debenture holders (provided that a notice thereof is given to the Trustee, as set forth below) and subject to fulfillment of the terms below:

A1. With respect to issuances of additional Debentures (Series B) of the Company, the scope of additional issuances (in the aggregate) shall not exceed an additional NIS 100 million par value beyond the scope of the Debentures (Series B) as of the date of execution of this Indenture (as of such date, the Series has a par value of NIS 677,350,000); A2. With respect to issuances of new debenture series (including the expansion of such new debenture series) – the duration terms of such series shall be longer than the duration terms of the Debentures (Series C) in effect on the date of issuance of such series; their final repayment date shall occur after the final repayment date of the Debentures (Series C), and the new debenture series shall not be secured by any collateral and shall not have priority over the Debentures (Series C) in creditor ranking upon insolvency. Except as stated above, the Company may issue new debenture series on such terms as it may determine.

The expansion of the Debentures (Series B), the issuance of new series and the expansion of the new series shall hereinafter jointly be called, the “Additional Issuance.”

B. The aggregate scope of: (1) the par value of all series of the Company’s debentures does not include the total par value of the Debentures (Series C) in circulation with the addition of (2) the total par value of the Debentures (Series C) issued beyond the amount of NIS 1,900,000,000 par value of the Debentures (Series C), to the extent issued, shall not exceed NIS 1,177,350,000 par value.

Prior to the date of the Additional Issuance, the Company shall furnish the Trustee with approval by the senior financial officer of the Company of its fulfillment of the aforementioned conditions.

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3.2.2.	The Company may expand the Debentures (Series C) at any time, at its sole discretion, provided that:

(1)     The aggregate scope of the Debentures (Series C) shall not exceed NIS 2,300,000,000 par value (hereinafter, the “Maximum Sum of Series C”). Notwithstanding the foregoing, to the extent the Company assumes additional financial debt as set forth in Section 5.3 below, the maximum sum of the series shall be reduced in accordance with the principal amount of the additional financial debt;

(2)     No grounds exist for demanding the immediate repayment of the Debentures (including as a result of such expansion);

(3)     An expansion of the Debentures (Series C) will not affect the rating of the expanded debentures series after the series is expanded, as it was prior to the expansion of the debenture series;

(4)     After the series is expanded, in accordance with the last financial statements published by the Company prior to the date of the expansion, the Company meets all the financial covenants provided in Section 5.5 below;

(5)     The aggregate sum of: (1) the par value of all the debenture series of the Company, not including the total par value of the Debentures (Series C) in circulation, together with (2) the total par value of the Debentures (Series C) issued beyond the amount of NIS 1,900,000,000 par value of the Debentures (Series C), to the extent issued; and together with (3) the total par value of the Debentures (Series C) issued as part of such series expansion, shall not exceed NIS 1,177,350,000 par value.

In the event of a series expansion, as aforementioned, the Company shall provide the Trustee or publish, prior to the actual expansion, prior confirmation by the rating company that the current rating of the Debentures (Series C) will not be adversely affected by the issuance of the additional debentures by way of the expansion of the series. In addition, at least one business day prior to the actual expansion of the series, the Trustee shall be furnished with (a) approval by the senior financial officer of the Company confirming the Company’s fulfillment of the terms in subsections (1), (3) and (4) above together with relevant calculations and supporting documents; and (b) confirmation by the senior financial officer of the Company that no grounds for immediate repayment of the Debentures (Series C) exist.

3.2.3.	For the avoidance of doubt, the issuance of additional Debentures within the Debentures (Series C) shall be made in the context of the Indentures and the provisions of the Indenture shall apply thereto. In addition, the existing Debentures (Series C) and additional debentures from the same series (as of the date of issuance thereof) shall form a single series for all intents and purposes. The Company shall submit a request to TASE to list such additional debentures for trade, when offered. The additional Debentures (Series C) shall not afford a right to payment of the principal amount and/or interest with respect to the Debentures (Series C) whose scheduled date for payment occurs prior to the date of issuance thereof.

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3.2.4.	Without derogating from the foregoing, and subject to the terms set forth in Section 3.2.2, the Company reserves the right to issue additional debentures of the Debentures (Series C) series by way of expanding the Debentures (Series C) at a discount rate that is different from the discount rate of the Debentures (Series C) in circulation at the time (if at all). In the event that the discount rate determined for the Debentures (Series C) as a result of an expansion of the series is different from the discount rate of the Debentures (Series C) in circulation at the time (if at all), the Company shall, prior to expanding the series, apply to the tax authority for its confirmation that with respect to the withholding tax on the discount fees with respect to the debentures, a uniform discount rate shall be determined in accordance with a formula weighting the various discount rates for the Debentures (Series C), to the extend any exist. In the event such confirmation is received, the Company shall, prior to the date of expansion of the series, calculate the weighted discount rate with respect to all the Debentures of the series, and it shall publish in an immediate report, prior to such expansion of the series, of the uniform weighted discount rates for the entire Debenture series, and tax shall be deducted on the repayment dates of the Debentures (Series C) in accordance with such weighted discount rate and the law. If no such confirmation is received, the Company shall, prior to issuing debentures as a result of the expansion of the series, release an immediate report of such non-confirmation and advising that the uniform discount rate is to be the highest discount rate that was created with respect to the Debentures (Series C). The Stock Exchange members shall withhold tax upon repayment of the Debentures, in accordance with the discounted rate so reported. Therefore, circumstances are possible in which the Company will withhold tax with respect to discounted fees, at a rate that is higher than the discounted fees determined for a party holding Debentures (Series C) prior to the expansion of the series. In such instance, a taxpayer who held the Debentures prior to the expansion of the series and up to the repayment thereof, shall be entitled to file a tax report to the tax authority and to receive reimbursement of the tax deducted from the discount fees, to the extent it is entitled to such reimbursement by law.

3.2.5.	The Company may not issue additional series of debentures other than as set forth in Section 3.2 above. The Company notes that an additional debenture series exists as of the date of execution hereof which was issued by the Company – International Debentures. See Section 7 below for details of the repayment of the International Debentures.

3.2.6.	Nothing in the Company’s right to expand a series, as aforementioned, exempts the Trustee from examining such issuance, insofar as such an obligation is imposed on the Trustee under applicable law. In addition, the foregoing does not derogate from the rights of the Trustee and the holders of the Debentures (Series C) under this Indenture, including their right to demand immediate repayment of the Debentures, as set forth hereinbelow or in accordance with the provisions of applicable law.

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4.	Purchase of Debentures by Company and/or Affiliated Holder

4.1.	Subject to any lawful provision, the Company reserves the right to purchase Debentures (Series C) in circulation from time to time to time, at any time and any price it so determines, without derogating from its repayment obligation. The Company shall issue an immediate report of any such a purchase by the Company. The Debentures purchased by the Company shall be cancelled and shall be de-listed from the TASE, and the Company shall not be entitled to re-issue them. In the event the debentures are purchased as part of trading on TASE, the Company shall submit a request to the Stock Exchange Clearing House to withdraw the Debenture certificates. Nothing in the foregoing shall derogate from the Company’s right to make early redemption of the Debentures (as set forth in Section 9 of the Terms on the Reverse Side). Notwithstanding the foregoing, the Company shall not be entitled to purchase such debentures as long as it does not meet the financial condition in Section 5.6 below, only after the cure period provided in Section 5.6 has ended and/or as long as grounds for immediate repayment exist.

4.2.	Subject to applicable law, any (direct or indirect) subsidiary, affiliated company, investee company or controlling shareholder of the Company, relatives of the controlling shareholders (as such term is defined in the Securities Law), a company controlled by one of them or a company controlled by the Company (with the exception of the Company, with respect to which Section 4.1 above shall apply) (hereinafter, “Affiliate Holder”) may purchase and/or sell Debentures (Series C), at any time and from time to time, including by way of an issuance by the Company. The Company shall release an immediate report of such a purchase and/or sale which was brought to the Company’s attention. The Debentures which are held by an Affiliate Holder shall be deemed an asset of the Affiliate Holder. They shall not be de-listed from TASE and shall be transferable like the remaining Debentures of the Company (subject to the provisions of the Indenture and Debenture).

4.3.	Nothing in this Section 4 shall, in and of itself, obligate the Company or the Debenture Holders to purchase debentures or sell the debentures in their possession.

While held by such Affiliate Holder, the Debentures shall not grant the Affiliate Holder voting rights at meetings of Debenture Holders, and they shall not be taken into account in establishing the existence of a legal quorum for opening such meetings.

5.	Company’s Undertakings

5.1.	General

Until the full, final and precise payment of the debt under the terms of the Debenture, and the fulfillment of all the Company’s remaining undertakings towards the Debenture Holders, the Company undertakes as follows:

5.1.1.	The Company hereby undertakes to pay all the principal amounts, interest (including arrears interest to the extent it applies and additional interest due to a change in rating and/or a violation of a financial covenant, to the extent applying) in accordance with the terms of the Debentures, and to fulfill all other conditions and undertakings applying thereto under the terms of the Debentures and this Indenture. In the event a date of payment on account of the principal amount and/or interest occurs on a day that is not a business day, the payment date shall be deferred to the first subsequent business day, without any additional payment or interest.

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5.1.2.	The Company undertakes to list the Debentures (Series C) for trade on TASE. The Debentures (Series C) shall be listed for trade on TASE under the name of the nominee company as it appears in the Indenture.

5.1.3.	The Company undertakes that this Section 5 below shall apply until the full, final and precise payment of the Debentures (Series C) in accordance with the terms of the Debentures (Series C) and the fulfillment of all the Company’s remaining undertakings towards the holders of the Debentures (Series C) under the terms of the Indenture and the Debentures (Series C).

5.2.	Company’s Undertakings With Respect to Bezeq Shares

5.2.1.	The Company undertakes to refrain from creating in favor of any third party a lien of any ranking whatsoever over its direct and/or indirect holdings of 691,361,036 shares of Bezeq, including any of the rights accompanying such shares (hereinafter, the “Undertaken Shares”) without the prior consent of the holders of the Debentures (Series C) by a special resolution (hereinafter, “Negative Lien Undertaking”). As of the date of execution hereof, the Undertaken Shares represent 25% of Bezeq’s total issued and paid-up capital. Nothing in the foregoing constitutes an undertaking that the Negative Lien Undertaking shall apply to a particular percentage of Bezeq’s issued and paid-up capital, and it pertains only to the number of Undertaken Shares specified above, whether the percentage the Undertaken Shares represent out of Bezeq’s issued and paid-up capital exceeds or is less than 25%. In addition, the Company undertakes that to the extent bonus shares are allocated to the Company by virtue of the Undertaken Shares, the Negative Lien Undertaking shall also apply to such bonus shares and they shall be included under the definition of the Undertaken Shares. To the extent such bonus shares are allocated to the Company, the Company shall include a disclosure of the allocation in the financial statements for the period in which the bonus shares were issued, which shall include details of the aggregate number of Undertaken Shares as of the date of such statement.

5.2.2.	The Company shall include a disclosure in its quarterly and/or annual financial statements, as applicable, of its fulfillment of the undertaking in this Section hereinabove. The Company clarifies that to date, the Company directly and/or indirectly holds an additional number of Bezeq shares which are not subject to the Negative Lien Undertaking, and that all additional Bezeq shares in addition to the Undertaken Shares which are held by the Company (directly and/or indirectly) shall not be subject to the Negative Lien Undertaking.

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5.2.3.	The Company declares that as of the date of execution of this Indenture, 714,169,560 Bezeq shares held by B. Communications, including the Undertaken Shares, are encumbered in favor of the holders of the International Debentures (as part of the lien marked as Lien No. 3 in B. Communication’s register with the Registrar of Companies) to secure the Company’s undertakings to holders of the International Debentures. It is clarified that with respect to such existing lien, the Trustee is relying on the representations of the Company and B. Communications, as set forth above, without being required to make any examination in the matter.

5.2.4.	The Company, B. Communications 1 and B. Communications, by signing the bottom of this Indenture, declare that as of the date of execution of this Indenture, the Undertaken Shares are owned by B. Communications and, except as set forth in Section 5.2.1. above, B. Communications has not created and/or neither the Company and/nor B. Communications 1 and/nor B. Communications have undertaken to create any lien on the Undertaken Shares, including on any of the rights accompanying such shares and/nor have they vested any rights in the Undertaken Shares. In addition, the Company, B. Communications 1 and B. Communications, by signing the bottom of this Indenture, declare, as of the date of execution of this Indenture, that they have not created or undertaken to create a floating lien over all of their assets.

5.2.5.	The aforementioned Negative Lien Undertaking shall take effect only after the early and full redemption of the International Debentures is completed and the existing lien recorded in their favor on the Undertaken Shares is removed. For further details, see Section 7 below.

5.2.6.	The Company further undertakes to refrain from making any disposition of the Undertaken Shares without the prior consent of the holders of the Debentures (Series C) by a special resolution. “Disposition” shall mean to refrain from encumbering or pledging, in any way and manner and for any purpose whatsoever, and not to sell, transfer, assign or transmit, for or without consideration, and not to permit another to perform any of the aforementioned actions in connection with the Undertaken Shares, with the exception of the transfer and/or sale to the Company and/or to an entity wholly owned by the Company, directly or indirectly, and/or among themselves. Notwithstanding the foregoing, and subject to the provisions of applicable law and/or permit, the Company may sell all or a portion of the Undertaken Shares to any third party (i.e. which is not the Company and/or an entity wholly owned by the Company), provided that in such instance, the Company uses the net proceeds it receives from such sale, less the taxes, expenses and deductions entailed in the sale of such shares (hereinafter, the “Net Sale Proceeds”), to make full or partial early redemption, of the Debentures (Series C) (exclusively) in accordance with the provisions of this Indenture. Notwithstanding the foregoing, the Company may, at its discretion, use the Net Sale Proceeds, in whole or in part, as applicable, to make payments of the principal and interest amounts of the Debentures (Series C) (exclusively) which are set for the next 18 months after the sale date (in accordance with the amortization schedule of such Debentures) (hereinafter, the “Next Payments”). The Company shall make full or partial early redemption with the balance of the Net Sale Proceeds, to the extent remaining, as applicable.

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Should the Company elect to earmark the Net Sale Proceeds (in whole or in part) for making the Next Payments, the Company shall deposit the entire amount required for the Subsequent Payments in the trust account within no more than 3 business days from receiving such proceeds, and the Trustee shall transfer such funds to the nominee company for the purpose of making the Subsequent Payments.

Early redemption as set forth in this Section 5.2.6 (whether by means of the entire Net Sale Proceeds or by means of the balance of the Net Sale Proceeds remaining after deducting the amount required for the Next Payments) shall be made within 120 days of the consummation of the sale of all or part of the Undertaken Shares and the receipt of the Net Sale Proceeds by the Company. Section 9.2 of the Terms on the Reverse Side shall apply to such early redemption.

It is clarified that the Company’s undertakings to transfer the amount required for making the Next Payments to the trust account or for making early redemption out of and by means of the Net Sale Proceeds constitutes a contractual undertaking which is not secured by a mechanism which would ensure the performance of such undertakings. To the extent the Company fails to perform such undertakings, the Trustee shall not be able to prevent a breach of such undertakings, but may take the measures available to it under law and the Indenture, including in order to retroactively enforce performance of the Company’s undertakings.

5.2.7.	The Company shall include a disclosure in its quarterly and/or annual financial statements, as applicable, of its fulfillment of the undertaking in this Section 5.2.6 above. In addition, to the extent the Company sells all or part of the Undertaken Shares, the Company shall release an immediate report, within one business day of the completion of the sale, concerning the sale, the net proceeds received by the Company and concerning the purpose towards which the Net Sales Proceeds shall be applied, in accordance with Section 5.2.6 above.

5.3.	Restriction on assumption of additional debt

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The Company undertakes to refrain from assuming additional debt, with the exception of:

a.	Financial debt in an amount (principal) which does not exceed NIS 400 million;

b.	The financial debt is not secured by any collateral and does not have priority over Debentures (Series C) in creditor ranking upon insolvency.

c.	The total par value of the Debentures (Series C) together with the total principal amount of the additional debt together with the (principal) amount of the new debt which the Company intends to assume does not exceed an aggregate of NIS 2.3 billion.

It is clarified that the possibility of assuming debt as set forth in this Section and the condition above pertains exclusively to the nominal value of debentures which have not yet been actually issued and not to the exchange of issued debentures.

“Debt” – loans from financial institutions and other bodies, short-term credit and current maturities and loans (for the avoidance of doubt, the definition of the term “Debt” does not include debentures, with respect to which the restriction set forth in Section 3.2 above shall apply).

The Company shall include a disclosure in the quarterly and/or annual financial statements, as applicable, of its compliance with the restriction in this Section 5.3 hereinabove and hereinbelow (in connection with the subsidiaries, as set forth below).

To the extent the Company intends to issue Debt, it shall notify the Trustee and furnish the Trustee with approval by the senior financial officer of the Company of its fulfillment of the terms set forth in this Section above.

The Company further undertakes to cause its wholly-owned subsidiaries, including B. Communications and B. Communications 1 to refrain from issuing Debt and/or issuing any debenture series.

B. Communications and B. Communications 1, by signing the bottom of this Indenture, undertake to refrain from issuing Debt and/or issuing any debenture series.

5.4.	Control of Bezeq

The Company undertakes to hold (directly and/or indirectly) at least 25% of Bezeq’s issued and paid-up capital, unless a regulatory permit/approval is received to reduce such shareholding percentage (including a permit/approval not to hold Bezeq shares at all), in which case the aforementioned undertaking shall apply to the lower shareholding percentage so approved, or will not apply at all (to the extent the permit/approval grants approval not to hold Bezeq shares at all).

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In addition, to the extent the decrease in the Company’s shareholdings in Bezeq falls below the percentage specified below due to the sale of all or part of the Undertaken Shares, the foregoing shall not constitute a breach of the aforementioned undertaking, provided that the Company used the Net Sale Proceeds in accordance with the provisions of Section 5.2.6 hereof.

The Company shall include a disclosure in the quarterly and/or annual financial statements, as applicable, for its shareholding percentage in Bezeq’s issued and paid-up share capital as of the date of the statement. To the extent the aforementioned percentage falls below 25%, the Company shall indicate whether a regulatory permit/approval has been given for such decrease.

5.5.	Control in the Company

By signing the bottom of this Indenture, the ultimate controlling shareholder of the Company, Eurocom Communications Ltd., undertakes to refrain from transferring control of the Company (directly or indirectly) to a party which has not been authorized in advance by the necessary regulatory entities, to the extent such approvals are required, at the relevant time.

“Holding;” “Control” - as defined in the Companies Law.

To the extent control of the Company is transferred, as aforementioned, the Company shall include a disclosure in the report it is to publish regarding the change in control, whereby prior approval has been received from all such necessary regulatory entities for the party to which control of the Company was transferred.

5.6.	Minimum equity

The Company undertakes that its equity (capital attributed to the Company’s shareholders, without non-controlling interests) (hereinafter, the “Equity”) according to its last consolidated financial statements published, shall not be less than NIS 650 million for the duration of two or more consecutive calendar quarters (hereinafter respectively, “Minimum Equity” and “Cure Period”).

The Company shall include a disclosure in the quarterly and/or annual financial statements, as applicable, regarding its fulfillment of the undertaking in this Section 5.6.

Adjustment of interest rate in the event of a drop below the Minimum Equity

In the event the Equity is less than NIS 750 million during the Cure Period, an interest adjustment shall be made as follows:

The annual interest rate applicable to the balance of the outstanding principal amount of the Debentures shall increase by 0.25% per annum, with respect to the period commencing one business day after the end of the Cure Period; i.e. one business day after the publication of the second consecutive financial statements from which it arises that the Equity fell below the Minimum Equity (hereinafter, “Deviation Date”) and up to full payment of the balance of the outstanding principal of the Debentures (Series C) or up to the date of publication of a revised financial statement whereby the Company’s Equity is equal to or exceeds the Minimum Equity, whichever comes first.

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It is clarified that the interest rate will not be increased as a result of further drops, if any, below the Minimum Equity, after the interest rate is increased as set forth above.

The procedure for adjusting the interest rate shall be as follows:

■	In the event such a deviation occurs, the Company shall issue an immediate report no later than the end of one business day after the Deviation Date, noting: a. the fact of the deviation and the Deviation Date; b. the exact interest rate applicable to the balance of the principal amount of the Debentures (Series C) for the period from the commencement of the current interest period up to the Deviation Date (the interest rate shall be calculated on the basis of 365 days in a year) (hereinabove and hereinafter in this Section, “Original Interest Rate” and “Original Interest Period,” respectively); c. the exact interest rate applicable to the balance of the principal amount of the Debentures (Series C) from the Deviation Date up to the next actual interest payment date (the interest rate shall be calculated on the basis of 365 days in a year) (hereinafter in this Section, the “Adjusted Interest Rate”); d. the weighted interest rate which the Company shall pay holders of the Debentures (Series C) on the next interest payment date; e. the annual interest rate reflected by the weighted interest rate; f. the annual interest rate and the annual interest rate per period, to the extent the terms of the Debentures determine that the interest thereon shall be payable on more than one date per year (the interest per period shall be calculated as the annual interest divided by the number of interest payments in a year), for the subsequent periods.

■	If the deviation period commences during the days commencing four days prior to the scheduled date of payment of any interest and ending on the next interest payment date after such date (hereinafter, the “Deferral Period”), the Company shall, on the next interest payment date, pay holders of the Debentures (Series C) the Original Interest Rate (as it appears in the original terms of the security) only, and the additional payment arising from the relevant addition of interest during the Deferral Period (hereinafter in this Section, “Deferred Interest Addition”) shall be paid on the next interest payment date.

■	Notwithstanding the foregoing, if following the drop below the Minimum Equity, the amount of equity increases to or exceeds the Minimum Equity, the interest rate payable by the Company to the Debenture Holders on the next relevant interest payment date shall be reduced, with respect to the period commencing on the date of publication of the financial report (quarterly financial report or financial statement) from which it arises that the Company’s Equity is equal to or higher than the Minimum Equity (hereinafter in this Section, “Correction Date”), such that the interest rate applicable to the balance of the outstanding principal amount of the Debentures for the period commencing on the Correction Date is the Original Interest Rate, without any addition.

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5.7.	Restriction on distribution

The Company undertakes not to distribute a dividend to its shareholders and/or perform a buyback of its shares and/or any other distribution as defined in the Companies Law unless all the conditions provided in subsections (a) through (f) below are satisfied:

a.	The distribution will not cause a downgrade in the rating of the Debentures (Series C).

b.	The Company is not in violation of any of the covenants provided in Sections 5.3-5.6 above.

c.	No grounds for immediate repayment exist at the time a resolution to make a distribution is adopted, and no such grounds exist as a result of such distribution.

d.	The Company’s Equity (as defined in Section 5.6 above) post-distribution is not less than NIS 800 million.

e.	No “warning signs” exist on the date of the resolution to make a distribution, as set forth in Regulation 10(B)(14) of the Securities Regulations (Periodic and Immediate Reports), 5730-1970, with the exception of the warning signs pertaining to “negative cash flow from current activity.”

f.	Until full repayment of the principal of the Debentures (Series C), the Company shall not distribute a dividend exceeding 75% of the balance of the Company’s distributable surpluses (the surplus balance or surpluses accrued in the last two years, in accordance with the definitions provided in the Companies Law) in accordance with its consolidated financial statements. In addition, the Company shall not make a distribution if it recorded an aggregate net loss in the last four quarters preceding the distribution date, on the basis of its last financial statements and/or the quarterly financial report published prior to the distribution date.

Notwithstanding the foregoing, the restrictions set forth in this subsection (f) shall not apply with respect to the balance of the Company’s profits/surpluses which are distributable in accordance with the provisions of the Companies Law, the Company’s financial statements as of June 30, 2016 (i.e. a total of NIS 416 million which shall be excluded from the distribution restrictions under this subsection (f); for the avoidance of doubt, the restrictions provided in subsections (a) through (e) shall apply with respect to such distribution).

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In the event of a change in the Company’s accounting reporting method which results in the Company’s investment in Bezeq being presented on a market value basis, and in a manner which results in a commensurate increase in the Company’s equity, the Company’s undertakings with respect to equity restrictions in connection with a distribution, as set forth in this subsection 5.7, shall continue to be calculated on the basis of the Company’s current financial reporting method.

No later than 2 business days after a resolution to make a distribution is adopted by the Company’s Board of Directors and/or General Meeting, as applicable, and at least 2 business days prior to the actual distribution, the Company shall furnish the Trustee with a signed approval by the senior financial officer of the Company of its compliance with the conditions set forth in this Section above, to which a rating report or the rating company’s confirmation of compliance with the condition in subsection (a) above shall be attached. It is clarified that a report or confirmation by the rating company, as aforementioned, shall be deemed to be service to the Trustee for purposes of this section.

5.8.	Except as stated in section 5.7 above, and upon repayment of the International Debentures, the Company shall have no further restrictions on a dividend distribution, other than as set forth in this Indenture and the restrictions prescribed by law. Until the full, final and precise repayment of the debt in accordance with the terms of the Debentures, and the fulfillment of the Company’s remaining undertakings towards the Debenture Holders, the Company undertakes to ensure, insofar as it is in its control, that at least one rating company authorized by the Commissioner of Capital Markets continues to rate the Debentures for the entire term of the Debentures. It is clarified that to the extent the Debentures are rated by several rating companies, the Company shall be entitled to cease such rating activity of any of the rating companies, at its sole discretion, and the Trustee and/or Debenture Holders shall not have any dispute in this respect, provided that the Debentures are rated by at least one rating company at such time. In the event the rating company is replaced or the Debentures are no longer rated by all the rating companies, the Company shall, subject to the dates prescribed by applicable law, release an immediate report regarding the replacement of such rating company, and the reasons for such replacement. In the event the rating activity is terminated, the Company shall publish the reasons for such termination, insofar as the reasons are published or disclosed to it in writing by the rating company.

Adjustment of interest in the event of a downgrade in the rating of the Debentures (Series C) (Israeli rating)

Should the rating of the Debentures (Series C) be downgraded to A2.il (Israeli rating of Midroog Ltd. (hereinafter, “Midroog”) or a corresponding rating of another rating company) (hereinafter, “Deviation Rating”) or to a lower rating, by all the rating companies that rate the Company, the interest rate shall be adjusted as follows:

5.9.	If the Deviation Rating is not upgraded to a rating above A2.il (Israeli rating of Midroog or a corresponding rating of another rating company) by the end of six months from the date of publication of the rating report showing the Deviation Rating (hereinafter, the “Cure Period”), the annual interest rate applicable to the balance of the outstanding principal amount of the Debentures shall be increased by 0.25% per annum and by 0.25% per annum for each additional downgrade below the Deviation Rating, up to a rating of Baa2.il (Israeli rating of Midroog or a corresponding rating of another rating company (hereinafter, the “Additional Deviation Rating”) up to a cumulative rate of 1% per year in total. Any increase in the interest rate shall apply separately with respect to the period commencing one business day after the end of the Cure Period, which shall apply, mutatis mutandis, to any downgrade (hereinafter, the “Deviation Date”), and up to the full repayment of the balance of the outstanding principal of the Debentures (Series C) or up to the date of publication of a revised rating report by any of the Israeli rating companies, whereby the rating of the Debentures rose above the Deviation Rating or the relevant Additional Deviation Rating, as applicable, whichever comes first.

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The procedure for adjusting interest, with respect to each interest adjustment separately, mutatis mutandis, is as follows:

5.10.	In the event that the rating is downgraded to a Deviation Rating or an Additional Deviation Rating, as set forth in Section 5.9 above, no later than the end of one business day after the Deviation Date, the Company shall release an immediate report indicating the following: a. the deviation and the Deviation Date; b. the precise interest rate bearing on the balance of the principal of the Debentures (Series C) for the period commencing as of the current interest term and up to the Deviation Date (the interest rate will be calculated on the basis of 365 days in a year) (hereinabove and hereinafter in this Section, the “Original Interest” and “Original Interest Term,” respectively); c. the precise interest rate applicable to the balance of the principal of the Debentures (Series C) as of the Deviation Date and up to the next actual interest payment date (the interest rate shall be calculated on the basis of 365 years in a year) (hereinafter in this Section, the “Adjusted Interest”); d. the weighted interest rate payable by the Company to holders of the Debentures (Series C) on the next interest payment date; e. the annual interest rate reflected from the weighted interest rate; f. the annual interest rate and the annual interest rate per period, to the extent the terms of the Debentures provide that the interest thereon shall be paid more than once per year (the interest rate per period shall be calculated as the annual interest divided by the number of interest payments in a year) for the subsequent terms.

In the event the date of commencement of the deviation term occurs during the period commencing four days prior to the scheduled date of payment of any interest and ending on the interest payment date proximate to such time (hereinafter, the “Deferral Period”), the Company shall, on the next interest payment rate, pay holders of the Debentures (Series C) the Original Interest (as it appears in the original terms of the security) only, and the additional payment arising from the relevant interest addition during the Deferral Period (hereinafter in this Section, “Deferred Interest Addition”) shall be paid on the subsequent interest payment date.

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5.11.	Notwithstanding the foregoing, in the event that following the rating downgrade to the deviation rating or below, the rating of the Debentures is upgraded to a rating that is above the deviation rating or the additional deviation rating, as applicable, the interest rate payable by the Company to the Debenture Holders on the next relevant interest payment date shall be decreased, in accordance with the levels set forth in Section 5.10 above, with respect to the period commencing on the date of publication of the rating report from which it arises that the rating of the Debentures was upgraded, as aforementioned (hereinafter in this Section, “Correction Date”), such that the interest rate applicable to the balance of the outstanding principal amount of the Debentures with respect to the period commencing on the Correction Date shall be the Original Interest, without any addition.

In such event, the Company shall act in accordance with the foregoing, mutatis mutandis.

5.12.	Restriction on exceptional transactions with a holder of control

As long as the Company is in violation of the financial covenants and terms in Sections 5.2-5.7 above (hereinafter in this Section, the “Terms”) and as long as the grounds for demanding the repayment of the Debentures exist, the Company shall not enter into a new Extraordinary Control Holder Transaction (as defined below) (which is not an extension of an existing transaction on terms identical to those of the existing transaction) without the Debenture Holders’ approval by an ordinary resolution.

In this respect, “Extraordinary Control Holder Transaction” means an extraordinary transaction as defined in section 1 of the Companies Law, which satisfies all of the following: (a) the transaction is with the holder of control in a company or with another person in which the holder of control therein has a personal interest at the time; (b) the transaction does not fall under one of the dispensations provided in the Companies Regulations (Reliefs in Transactions with Interested Parties), 5760-2000, or such other dispensations as may be prescribed by law from time to time in connection with transactions with a holder of control.

Without derogating from the approvals required by applicable law, the foregoing shall not apply to: (1) a transaction which the Company declares is intended to remedy the Company’s violation of the grounds for immediate repayment of the Debentures and included a signed approval by the senior financial officer of the Company detailing how the transaction is expected to remedy such violation and/or grounds. The Trustee shall rely on the aforementioned officer’s approval without being required to verify the correctness thereof; (2) transactions in connection with the term of office or employment of a holder of control in the Company which do not deviate from the Company’s lawfully approved compensation policy, in effect at the relevant time; (3) any transaction which takes effect only after the full repayment of the Debentures (Series C); (4) transactions which constitute an extension of an existing transaction on terms identical to those of the current transaction.

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As of the time the Company fails to comply with the Terms or as of the time the grounds for immediate repayment of the Debentures arise, the Company shall furnish the Trustee with approval by the senior financial officer of the Company immediately after the publication of any annual financial statement of the Company and no later than the tenth day of each year, that no Extraordinary Control Holder Transaction, as set forth in this Section 5.12, has been executed.

The restrictions under this Section shall also apply in circumstances in which the Company ceases to be a public company, as such term is defined in the Companies Law.

5.13.	Ratio of unconsolidated equity to total unconsolidated balance sheet

Ratio of unconsolidated equity to total unconsolidated balance sheet: the Company’s equity shall not be less than 15% of the total balance sheet in accordance with the Company’s audited or reviewed (unconsolidated) financial statements (or, alternatively, the quarterly financial report figures, as elected by the Company), as the case may be, for two or more consecutive calendar quarters. (“Unconsolidated figures” are in accordance with the rules required under Regulation 9C of the Securities Regulations (Periodic and Immediate Reports), 5730-1079, mutatis mutatis).

An evaluation of the Company’s compliance with the financial covenant above shall be made by the Company each quarter in accordance with the last reviewed or audited financial statements (or alternatively, the quarterly financial report, as elected by the Company) published by the Company, on the date of publication of each such statement, as long as the Debentures (Series C) are in circulation.

The Company shall include a disclosure in the annual and/or quarterly financial statements, as applicable, of its fulfillment of the undertaking in this Section 5.13.

6.	Collateral

6.1.	The Debentures (Series C) shall not be secured by any collateral with the exception of the interest cushion as set forth in Section 6.2 below, and the foregoing shall not derogate from the Company’s undertaking to a negative lien on Bezeq shares, as set forth in Section 5.2 above.

6.2.	Interest cushion

6.2.1.	To secure the full and accurate fulfillment of all the Company’s undertakings with respect to the Debentures (Series C) under this Indenture, and to secure the full and accurate payment of the amounts due and to become due to holders of the Debentures (Series C) from the Company together with all the amounts due under the Indenture, including payments of the principal amount of the Debentures (Series C), interest (and arrears interest, to the extent it applies) and additional amounts which the Company shall be required to pay under this Indenture. The Company undertakes that out of the proceeds it receives from the issuance of the Debentures (Series C), an amount equal to the next interest payment (“Interest Cushion Amount”) shall be deposited in the Trust Account (as defined below), and the Trust Account and Interest Cushion Amount shall serve as collateral for holders of the Debentures (Series C) up to the full repayment of the Debentures (Series C).

6.2.2.	Upon publication of an immediate report by the Company regarding the results of the initial issuance of the Debentures, the Company shall furnish the Trustee with written approval by the senior financial officer of the Company regarding the Interest Cushion Amount, including the appropriate calculation in an active Excel file.

6.2.3.	In the event that on the morning of the 2nd day of each calendar month following a particular interest payment date, and, if such date is not a business day – then on the following business day (hereinafter, “Cushion Completion Date”), the amount deposited in the Interest Cushion account is lower than the amount of the next interest payment following the Cushion Completion Date, the Company shall transfer to the Interest Cushion Account an amount equal to the amount required to ensure that the amount deposited in the Trust Account on the Cushion Completion Date is equivalent to the amount of the next interest payment following the Cushion Completion Date (hereinafter, the “Current Cushion Amount”), within 4 business days of the Cushion Completion Date.

In the event that the amount deposited in the Interest Cushion account on the Cushion Completion Date is higher than the amount of the Current Cushion Amount, the Company shall be entitled to receive the difference between the amount in the Trust Account and the Current Cushion Amount.

On the Cushion Completion Date, the Company shall furnish the Trustee with an approval by the senior financial officer of the Company, together with a calculation in an active Excel file, of the Current Cushion Amount.

6.2.4.	In the event that the Debentures (Series C) is expanded in the future, the Company shall furnish to the Trustee, within 2 business days from the actual date of expansion of the series, written approval by the senior financial officer of the Company, together with an active Excel file calculation, of the Interest Cushion Amount remaining after the expansion of the series and shall deposit in the Trust Account, as a condition to receiving the balance of the proceeds from the Company’s expansion of the series, any amount that is required to complete the amount deposited at the time in the Trust Account to the Interest Cushion Amount in existence after such series expansion.

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6.2.5.	It is clarified that the non-deposit of the Interest Cushion Amount in the Trust Account shall constitute grounds for immediate repayment of the balance of the Debentures (Series C) in circulation.

6.2.6.	Without derogating from the provisions of Section 6.2.5 above, for the avoidance of doubt, it is clarified that the Company’s undertaking to transfer the Interest Cushion Amount to the Trust Account is not secured by a mechanism which would ensure the performance of such undertaking. In the event the Company fails to satisfy its undertaking to transfer the funds to the Trust Account, the Trustee will not have the ability to prevent a breach of such undertaking, but rather to take the measures available to it under law and the Indenture, to retroactively enforce the Company’s compliance with its undertaking. In addition, in such instance the grounds for immediate repayment of the Debentures shall apply.

6.2.7.	Following the full and final repayment of the Debentures (Series C), the Company shall be entitled to receive any amount remaining in the Trust Account, less the Trustee’s fees and expenses, including the costs related to the Trust Account.

6.3.	For the avoidance of doubt, it is clarified that the Trustee shall not be bound by any obligation to evaluate, and the Trustee has not actually evaluated the requirement to provide securities in order to secure payments to the Debenture Holders. The Trustee was not requested to perform, nor has it actually performed financial, accounting or legal due diligence with respect to the Company’s or subsidiaries’ state of affairs. Upon entering into this Indenture, and with the Trustee’s consent to serve as Trustee for the Debenture Holders, the Trustee is not offering its opinion, explicitly or implicitly, as to the Company’s ability to fulfill its undertakings towards the Debenture Holders and regarding the financial value of the collateral provided and/or to be provided (to the extent provided) to secure the Company’s undertakings under this Indenture, and the foregoing is not included in its duties. Nothing in the foregoing derogates from the Trustee’s obligations under applicable law or the Indenture, nor from its obligation (insofar as such an obligation applies to the Trustee under applicable law) to evaluate the impact of any changes occurring to the Company as of and after the date of the issuance, to the extent any such changes may adversely affect the Company’s ability to fulfill its undertakings towards the Debenture Holders. In the event collateral is provided by the Company in connection with a debenture offering, the Trustee shall be bound by the provisions of the Law in this respect and, inter alia, the Trustee shall, from time to time and at least once per year, evaluate the validity of such collateral.

6.4.	Subject to the provisions of Section 5.2 above, the Company and any subsidiary (including B. Communications) may, from time to time, sell, encumber, lease, assign, furnish or otherwise transfer all or a portion of its assets without the consent of the Trustee and/or the Debenture Holders, and the Company and/or B. Communications are not required to notify the Trustee and/or Debenture Holders of the performance of such actions specified above in connection with their assets, other than in accordance with the requirements applying to any of them by law.

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7.	Use of Proceeds from Issuance

7.1.	The proceeds from the issuance shall be used to make full early redemption of the International Debentures (hereinafter, “Early Redemption”) and of the entire debt to the hedging entities with which the Company contracted in connection with the issuance of the International Debentures to hedge the Company’s dollar exposure in connection with the International Debentures (hereinafter, “Hedging Entities”), and to remove the liens and collateral provided to secure the International Debentures and to secure the Hedging Entities, including the lien on Bezeq shares, and for the transfer of shares of B. Communications owned by the Company to the Company’s name.

7.2.	The Company represents that: (1) as of the date of execution of this Indenture, the total amount required for the full Early Redemption of the International Debentures (net of the International Debentures wholly owned by the Company’s wholly owned subsidiaries, which shall be cancelled prior to the Early Redemption), and the removal of the lien on the Bezeq shares, which includes the Early Redemption fees with respect to the principal of the debt and capitalized interest up to February 15, 2017, in accordance with the provisions of the indenture for the International Debentures, aggregates to NIS 2.9 billion; (2) pursuant to the indenture for the International Debentures, the Company may make full Early Redemption of the International Debentures; (3) pursuant to the indenture for the International Debentures, the Company may remove the lien on Bezeq shares after making full Early Redemption of the International Debentures or, alternatively, after it deposits the full amount required for the Early Redemption of the International Debentures with the trustee for the International Debentures, Mishmeret Trust Services Company Ltd. (hereinafter, “Trustee for the International Debentures”).

7.3.	The net issue proceeds, less the issuance expenses (hereinafter, “Issue Proceeds”) shall be deposited by the issuance coordinator in the trust account, as defined below. The Issue Proceeds, less the Interest Cushion Amount (hereinafter, “Net Issue Proceeds”) shall be used to make Early Redemption and for repayment of the entire debt to the Hedging Entities, and for the removal of all the collateral furnished for the benefit of the Trustee for the International Debentures to secure the International Debentures and the Hedging Entities.

“Trust Account” means an account to be opened by the Trustee in its name, in trust for the holders of the Debentures (Series C), in one of the five largest banks. The Trustee shall have sole signature rights therein and a sole first-ranking fixed charge, unlimited in amount and for the benefit of the Trustee for the holders of the Debentures (Series C), shall be recorded on all of the Company’s rights in the account and sub-accounts prior to transferring the Issue Proceeds to the account. In addition, a sole first-ranking floating charge, unlimited in amount and for the benefit of the Trustee for the holders of the Debentures (Series C), shall be recorded over all the funds and/or deposits and/or securities deposited therein from time to time, including the profits and/or proceeds thereon and accrued in the account from time to time. All the costs entailed in opening the account and managing and closing the account shall be borne by the Company. The policy for managing the funds in such account and the implementation thereof shall be in accordance with Section 17 of this Indenture, and the Trustee shall not be responsible towards the Debenture Holders and/or the Company for any loss occurring as a result of the investments.

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7.4.	The Net Issue Proceeds shall be used in accordance with the following mechanism:

a.	The Net Issue Proceeds shall be transferred from the Trust Account to all or some of the Hedging Entities, and shall be used for closing a hedging position with them (with some of the Hedging Entities the Company shall perform a separate accounting and shall close the hedging position using independent funding sources), for the conversion thereof from shekels to US dollars and for closing the hedging position, payment of fees and terminating the hedging agreements, all in accordance with the agreements executed with the Hedging Entities (“Hedge Closure Process”). The transfers to the Hedging Entities shall be made in accordance with the Company’s instructions, which shall include the amount to be transferred to each Hedging Entity and the full details required for making the transfers, as well as confirmation that such entities constitute all the existing Hedging Entities in connection with the International Debentures (hereinafter, the “Transfer Instructions”). In addition and notwithstanding the foregoing, with respect to a portion of the Hedging Entities (which are non-Israeli entities), the Company may request to transfer the funds for closing the hedging position out of the Company’s account (directly or indirectly), in accordance with a certificate of no withholding tax in the Company’s possession in this respect, and in such event the Trustee shall transfer to the Company, as instructed thereby and to the account directed by the Company, the portion of the Net Issue Proceeds required for the transfer to (one or more of) the Hedging Entities, prior to furnishing any of the documents and/or performing the actions specified below, and the Company shall transfer such amount to the relevant Hedging Entity. The Company shall include with the transfer instructions irrevocable instructions by the Company to each Hedging Entity (or an equivalent document, signed by the Company, which shall include such irrevocable instructions) directing that any amount which the Hedging Entity is required to return to the Company upon completion of the Hedge Closure Process, including after repayment of the Company’s debt to any Hedging Entity out of the funds in its possession, if at all (hereinafter, “Net Dollar Issue Proceeds”) shall be transferred directly by the Hedging Entity to the Trust Account, signed in the original by the Company. It is clarified that the Trustee shall rely on the Transfer Instructions so furnished to it by the Company without being required to make any examination in the matter. In addition, to the extent a shekel balance remains in the Trust Account after completing the Hedge Closure Process, the Trustee shall convert such shekel balance into US dollars, in accordance with the Company’s instructions and for the purpose of the transfer thereof to the Trustee for the International Debentures, and such amount shall be added to the Net Dollar Issue Proceeds.

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b.	The Company undertakes that the Net Dollar Issue Proceeds shall be deposited in the Trust Account.

c.	The Trustee shall transfer the Net Dollar Issue Proceeds to the trust account managed in the name of the Trustee for the International Debentures, subject to the satisfaction of the following terms:

1.	The Company releases an immediate report regarding the full early redemption of the International Debentures, in accordance with the terms thereof.

2.	The Company furnishes the Trustee with an officer’s confirmation of the amount required for the full repayment of the International Debentures and the removal of all the liens created to secure the International Debentures and the Hedging Entities (hereinafter, the “Repayment Amount”).

3.	In the event the Net Dollar Issue Proceeds is lower than the Repayment Amount, the Company deposits in the Trust Account an amount equal to the difference between the Net Dollar Issue Proceeds and the Repayment Amount (hereinafter, the “Difference”) or, alternatively, the Company furnishes the Trustee with proof of the transfer of the Difference directly to the Trustee for the International Debentures, and also confirmation by the Trustee for the International Debentures that such Difference was received in its account.

4.	A deed of release is received (hereinafter, “Deed of Release”) from the Trustee for the International Debentures, specifying the following:

1.	Names of the Hedging Entities.

2.	Details of all the bank accounts (including the bank account number and the branch at which the account is managed) regarding which the rights of the Company and/or B. Communications and/or any other company therein are encumbered in favor of the Trustee for the International Debentures and/or in which the Trustee for the International Debentures has been granted signatory rights.

3.	Details of all the liens and collateral created in favor of the holders of the International Debentures and the Hedging Entities, including the registers in which they were registered and the numbers thereof (hereinafter, the “Liens”).

4.	The number of Bezeq shares encumbered in favor of holders of the International Debentures and the Hedging Entities, including the method and location in which they are held (certificate shares [or] electronically, and the details of the account in which the electronic shares are deposited).

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5.	Confirmation by the Trustee for the International Debentures that upon deposit of the Repayment Amount (to be detailed in the Deed of Release and which is to be identical to the amount specified in the officer’s confirmation in Section 7.4.c above) in the account of the Trustee for the International Debentures, details of which are to be provided in the Deed of Release, the Trustee for the International Debentures shall furnish the Trustee with all the documents required for the removal of the liens, final, original signed versions of which are to be appended to the Deed of Release:

5.1.	Letters to the Registrar of Companies directing the removal of all the Liens.

5.2.	The bank’s instructions or signed bank forms pertaining to the revocation of all the powers of the Trustee for the International Debentures in connection with such accounts, including the removal of the Trustee for the International Debentures as an authorized signatory in such accounts.

5.3.	A letter of revocation of the irrevocable instructions provided to Bezeq in connection with the encumbered Bezeq shares.

5.4.	A letter of revocation of the irrevocable instructions provided to B. Communications in connection with the encumbered Bezeq shares.

5.5.	An original approval from the Hedging Entities for the removal of all the Liens. It is noted that the Company is responsible for providing such an approval.

5.6.	The documents required for the transfer of shares of B. Communications to the Company’s name (including with the Registrar of Companies).

5.7.	An Acknowledgement of Satisfaction and Discharge document addressed to the Company, as required under the terms of the International Debentures, which shall be prepare by an attorney of the Company who is familiar with the law governing the International Debentures.

d.	Upon satisfaction of all the terms set forth in Section 4 above, the Trustee shall provide the Trustee for the International Debentures with the Repayment Amount (or a portion thereof, to the extent the Company transfers the Difference directly to the Trustee for the International Debentures, as set forth in Section c.3 above), which shall be specified in the officer’s approval and the Deed of Release, against receipt of: (1) all the documents specified in Sections 5.1 through 5.7 above, signed in the original; (2) all the share certificates for the encumbered Bezeq shares which are certificate shares, and a transfer deed signed “blank” deposited with the Trustee for the International Debentures; (3) share certificates of B. Communications shares.

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e.	The Trustee shall submit to the Register of Companies all the lien release documents and the documents required for the transfer of B. Communications shares in the Company’s name in the Registrar of Companies registers, and shall submit the remaining documents it received, as set forth in subsection (d) above, to the Company. The Company undertakes to submit all the documents and perform all the actions required for the purpose of (1) revoking all the powers of the Trustee for the International Debentures in the bank accounts encumbered in such Trustee’s favor, including its signatory rights in such accounts; (2) revocation of the letter of instruction furnished to Bezeq in connection with Bezeq shares encumbered in favor of the Trustee for the International Debentures, and the letter of instruction provided to B. Communications in connection with the encumbered Bezeq shares; (3) the transfer of B. Communications shares to the Company’s name; (4) any additional action to be performed for the release of the liens created in favor of the Trustee for the International Debentures; all within 21 business days from the date of transfer of the Repayment Amount to the Trustee for the International Debentures. The Company shall furnish the Trustee with confirmation by the Company’s attorney or its internal legal counsel stating that all the actions specified above have been taken, and that all the liens and collateral provided to secure the International Debentures and the Hedging Entities have been removed and released, no later than 4 business days from the end of the aforementioned period, and it shall publish, on such date, an immediate report regarding the removal of all the liens and collateral provided to secure the International Debentures and the Hedging Entities.

f.	In the event that any of the conditions specified in Section 7(c) 4 are not satisfied within 100 days from the date of issuance, the debentures shall be subject to forced early redemption, in full, at their nominal value together with interest accrued as of the date the Debentures (Series C) were listed for trade and up to the forced redemption date, in accordance with the interest that is determined in an auction with respect to the issuance of the Debentures (Series C). The aforementioned forced redemption shall be subject, mutatis mutandis, to the deadlines and procedures prescribed in Section 9.2 of the Terms on the Reverse Side (except in connection with the amount payable in the event of early redemption, in accordance with this Section (f), which shall be made in accordance with the foregoing).

8.	Order of Priority

All the Debentures (Series C) shall be of equal ranking with respect to the amounts due thereon, pari passu among themselves and without preference or priority of any kind.

9.	Right to Immediate Repayment and/or Realization of Collateral

9.1.	Upon the occurrence of one or more of the circumstances set forth below, and for the duration of their existence, the Trustee and the Debenture Holders may demand the immediate repayment of the balance of the amount owing to the holders under the Debentures, or to realize the collateral furnished to secure the Company’s undertakings towards the holders in accordance with the Debentures, and the provisions of Section 9.2 shall apply, as applicable:

9.1.1.	The Company fails to make any of the payments it is required to pay in connection with the Debentures, or fails to comply with another fundamental undertaking provided in favor of the Debenture Holders, and such breach is not remedied within 10 days of occurring.

9.1.2.	The Company makes a decision to liquidate (other than liquidation as a result of a restructuring of the Company and/or as a result of a merger with another company, as set forth in Section 9.1.20 below).

9.1.3.	A final and permanent liquidation order is issued by a court against the Company, or a permanent liquidator is appointed to the Company;

9.1.4.	A temporary liquidation order is issued by the court or a temporary liquidator is appointed for the Company, or any similar judicial decision is rendered and such order or decision is not vacated within 45 days of the date of such order or decision, as applicable. Notwithstanding the foregoing, the Company shall not be given any cure period in connection with applications or orders filed or issued, as applicable, by the Company or with its consent.

9.1.5.	An attachment is imposed on all or the majority of the Company’s assets or an execution action is performed against all or the majority of the Company’s assets, and such attachment or action is not removed or cancelled, as applicable, within 45 days of being imposed or executed. Notwithstanding the foregoing, the Company shall not be given any cure period in connection with applications or orders filed or issued, as applicable, by the Company or with its consent.

9.1.6.	A motion is filed for receivership or for the appointment of a (temporary or permanent) receiver for the Company and/or for all or a majority the Company’s assets, or an order for the appointment of a temporary receiver is issued, and are not dismissed or vacated within 45 days of being filed or issued, as applicable; or if an order for the appointment of a permanent receiver is issued with respect to all or a portion of the Company’s assets. Notwithstanding the foregoing, the Company shall not be given any cure period in connection with applications or orders filed or issued, as applicable, by the Company or with its consent.

“Majority of the Company’s assets” – assets or a number of assets comprising more than 50% of the Company’s balance sheet.

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9.1.7.	The Company files with the court a motion for an order to freeze proceedings or such an order is issued, or the Company files with the court a motion for a settlement or arrangement with its creditors under Section 350 of the Companies Law (except for the purpose of a merger with another company, as set forth in Section 9.1.20 below and/or a company restructuring and split which are not prohibited under this Indenture, and other than arrangements between the Company and its shareholders which are not prohibited under this Indenture and which shall not affect the Company’s ability to repay the Debentures (Series C)); or a motion is filed with the court under Section 350 of the Companies Law against the Company (without its consent) and is not dismissed or vacated within 45 days of being filed.

9.1.8.	TASE suspends trading in the Debentures, other than suspension due to ambiguity, as provided in the Part Four of TASE Rules and Regulations, and the suspension of trade is not cancelled within 55 days.

9.1.9.	The Company’s equity (capital attributed to the shareholders of the Company, without non-controlling rights) on the basis of its last consolidated financial statements published (financial reporting on the basis of the quarterly financial report or quarterly financial results or financial statement, as applicable) falls below NIS 650 million over the course of two or more consecutive calendar quarters.

9.1.10.	A demand is made for the immediate payment of another series of debentures issued by the Company or another financial obligation (including other cumulative financial obligations, which are not debentures) exceeding NIS 300 million.

9.1.11.	The Debentures (Series C) cease to be rated by all the rating companies rating the Debentures (Series C) for a period exceeding 60 consecutive days, and no other alternative Israeli rating is given during the aforementioned period.

9.1.12.	The Company breaches its undertakings in connection with the Bezeq shares, as set forth in Section 5.2 above.

9.1.13.	The Company expands the Debentures (Series C) in a manner that is not compliant with the Company’s undertakings in connection with a series expansion, as set forth in Section 3.2 above.

9.1.14.	The Company is dissolved or written-off for any reason whatsoever, including a dissolution or write-off for purposes of a merger or as part of a share exchange transaction, with the exception of a merger in which the surviving company assumes all of the Company’s undertakings towards the holders of the Debentures (Series C) as set forth in Section 9.1.21 below.

9.1.15.	The Company fundamentally breaches the terms of the Debentures or the Indenture, or fails to perform any of its material undertakings in such context, and such breach is not remedied within 10 days of the breach.

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9.1.16.	It becomes apparent that any of the Company’s representations in the Debentures or Indenture are incorrect and/or incomplete, and, if the breach is curable, such breach is not remedied within 14 days of occurring.

9.1.17.	The Company ceases or announces its intent to cease conducting its business as shall be from time to time, or the Company ceases or announces its intention to cease its payments.

9.1.18.	There is a material worsening in the Company’s state of affairs compared with such status on the date of issuance, and there is a material concern that the Company will be unable to repay the Debentures in a timely manner.

9.1.19.	The Company fails to publish a financial statement it is required by law or the provisions of this Indenture to publish, within 30 days of the last date on which it is required to make such publication.

9.1.20.	A merger of the Company is performed without the prior consent of the Debenture Holders, by an ordinary majority, unless the surviving company declares to the Debenture Holders, including by means of the Trustee, at least ten business days prior to the date of the merger, that the surviving company has assumed all of the undertakings towards the Debenture Holders and that there is no reasonable concern that the surviving company of the Company will be unable to perform the undertakings vis-à-vis the Debenture Holders following such merger.

9.1.21.	The Debentures (Series C) are de-listed from TASE.

9.1.22.	The control undertaking in the Company, as set forth in Section 5.5 above, is breached.

9.1.23.	The Company performs a distribution (as defined in the Companies Law) which does not comply with the terms of Section 5.7 above.

9.1.24.	A material concern exists that the Company will be unable to perform its material undertakings towards the Debenture Holders.

9.1.25.	The Company breaches its undertaking to complete the Interest Cushion Amount as set forth in Section 6.2.3 above.

9.1.26.	The Company expands the Debentures (Series C) or issues a new series of debentures or expands a new series of debentures contrary to the provisions of Section 3.2 above.

9.1.27.	The Company expands the Debentures (Series C) contrary to the provisions of Section 3.2 above.

9.1.28.	The Company breaches any of its undertakings in Section 5.2 above.

9.1.29.	The Company breaches the undertaking in Section 5.4 or 5.3 above.

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9.1.30.	A “going concern” note is made in the Company’s financial statements and/or its quarterly financial results, as the case may be, for two consecutive quarters. A “going concern” means: a “going concern” note arising from substantial doubts regarding the Company’s ability to repay its obligations in the foreseeable future.

9.1.31.	A transaction is executed contrary to the provisions of Section 5.12 above.

9.1.32.	The majority of the Company’s assets are sold, as such term is defined in Section 9.1.6 above (other than with respect to the sale of the Undertaken Shares and the mechanism provided in Section 5.2.6 above in this respect; i.e. to the extent that if not for the sale of the Undertaken Shares, the sale performed would not have fallen under the definition of a sale of “the majority of the Company’s assets,” no grounds for immediate repayment will exist under this Section).

9.1.33.	The Company ceases to be a reporting company, as such term is defined in the Securities Law.

9.1.34.	The Company’s rating falls below Baa2.il (Israeli rating by Midroog or the equivalent by another rating company, unless the Company has liquid funds to fully repay its fixed debt for the subsequent 18 months after such downgrade, in accordance with their amortization schedule (hereinafter, “Cash Flow Period”).

“Liquid Funds” means cash and cash equivalents, including investments in marketable securities of the Company and/or wholly-owned subsidiaries. The Company shall furnish the Trustee with a confirmation by the Company’s senior financial officer regarding its liquid funds, together with a projected cash flow report indicating the Company’s ability to repay all of the Company’s anticipated obligations during the Cash Flow Period.

9.1.35.	The Company fails to satisfy its undertaking under Section 5.13 of this Indenture.

In such instances, the provisions of Section 9.2 below shall apply.

For the avoidance of doubt, it is clarified that nothing in the aforementioned right to immediate repayment and/or immediate repayment and/or realization of collateral derogates from or affects any other or additional relief available to the Debenture Holders or Trustee under the terms of the Debentures and this Indenture or under law, and the failure to make the debt immediately repayable upon the occurrence of any of the events specified in Section 9.1 above shall not constitute a waiver of the rights of the Debenture Holders or the Trustee, as aforementioned.

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9.2.	Upon the occurrence of any of the events specified in Section 9.1 above and in accordance with the provisions included therein, including the subsections thereof:

9.2.1.	The Trustee shall be required to convene a meeting of holders of the Debentures (Series C) whose agenda includes the adoption of a resolution to demand the immediate repayment of the entire outstanding balance of the Debentures (Series C) and/or the realization of the collateral due to the occurrence of any of the events specified in Section 9.1 above, and it shall be required to convene such a meeting upon the demand of one or holders of Debentures (Series C) holding at least 5% of the balance of the nominal value of the Debentures (Series C), whose agenda includes the adoption of a resolution regarding the immediate repayment of the entire outstanding balance of the Debentures (Series C) and/or the realization of collateral (to the extent provided) due to the occurrence of any of the events specified in Section 9.1 above. The date for convening such meeting shall be 21 days after being notified (or a shorter time period in accordance with the provisions of Section 9.2.5 below).

9.2.2.	The holders’ aforementioned resolution to demand the immediate repayment of the Debentures and/or to realize the collateral, shall be adopted at a meeting at which Holders who hold at least fifty percent (50%) of the balance of the nominal value of the Debentures of such series were present, by a majority of Holders holding the balance of the nominal value of the Debentures who are represented at the vote or by such majority at an adjourned meeting at which Holders who hold at least twenty percent (20%) of such balance were present.

9.2.3.	Should any of the events specified in Sections 9.1 hereinabove not be cancelled or removed by the date of the Meeting, and a resolution is adopted at such Meeting of Debenture Holders in accordance with Section 9.2.2 above, the Trustee shall be required, without delay, to demand the immediate repayment of the entire outstanding balance of the Debentures (Series C) and/or to realize the collateral.

9.2.4.	Notwithstanding the provisions of this Section 9.2, the Trustee or Debenture Holders may not demand the immediate repayment of the Debentures and may not realize collateral until after the time period prescribed in the subsections of Section 9.1 above, to the extent prescribed, has passed, during the course of which the Company may perform an action or adopt a resolution as a result of which the grounds for immediate repayment or the realization of collateral (hereinafter, “Cure Period”) cease to exist, and the grounds did not cease to exist. However, the Trustee may shorten the Cure Period if it believes that it may materially affect the Holders’ rights.

9.2.5.	Notwithstanding the provisions of this Section 9.2, the Trustee or the Holders shall only demand the immediate repayment of the Debentures and realize collateral after giving the Company written notice 10 days prior to the Debentures (Series C) becoming immediately repayable or the realization of the collateral (hereinafter, “Notice Period”) of their intention to do so. However, neither the Trustees nor the Holders of the Debentures (Series C) are obligated to do so if there is reasonable concern that such notice will affect the possibility of demanding the immediate repayment of the Debentures and/or realizing collateral.

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9.2.6.	A copy of the notice of convening the Meeting, as aforementioned, which is sent by the Trustee to the Company immediately upon publication of the notice or publication of the summons to the meeting on the Magna system, shall constitute prior written notice to the Company of the Trustee’s intention to act as aforementioned.

9.2.7.	The Trustee shall notify the Debenture Holders of the occurrence of an event which constitutes grounds for immediate repayment immediately after actually becoming aware of such event. Such notice shall be published in accordance with the provisions of Section 25 below.

9.2.8.	The Trustee may, at its discretion, shorten the aforementioned 21 days (in Section 9.2.1 hereof) and/or the aforementioned 10-day notice period (in Section 9.2.5) should it believe that any postponement of the Meeting jeopardizes the rights of the holders of the Debentures (Series C).

9.2.9.	Nothing herein derogates or makes conditional the rights of the Trustee or the holders of the Debentures (Series C) in accordance with Section 35.i.1 of the Securities Law or the provisions of the law.

9.2.10.	Nothing in the right to immediate repayment and/or realization of collateral, as set forth in this Section above, and/or the immediate repayment derogates or affects any other or additional relief available to the holders of the Debentures (Series C) under the terms of the Debenture (Series C) and the provisions of this Indenture and/or the law.

10.	Claims and Proceedings by the Trustee

10.1.	In addition to any provision in the Indenture and as an independent right and power, the Trustee may, without further notice, institute all such proceedings, including legal proceedings and requests for instructions, as it so determines and subject to the provisions of applicable law, for the purpose of protecting the rights of the Debenture Holders.

Nothing in the foregoing prejudices and/or derogates from the Trustee’s right to institute legal and/or other proceedings, regardless of whether immediate payment of the Debentures was demanded, all for the protection of the rights of the Debenture Holders and/or of the purpose of issuing any order concerning the Trustee’s affairs and subject to applicable law. Notwithstanding the provisions of this Section 10, it is clarified that the right to demand immediate repayment shall only arise in accordance with the provisions of Section 9 above and not by virtue of this Section 10.

10.2.	The Trustee shall be required to act as set forth in Section 10.1 above if so required by an ordinary resolution adopted by a General Meeting of Debenture Holders, unless it determines, under the circumstances, that it is not just and/or reasonable to do so and applies to the relevant court for instructions on the matter at the first reasonable opportunity.

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10.3.	The Trustee may, prior to instituting such proceedings, convene a meeting of Debenture Holders in order for the Holders to decide, in an ordinary resolution, which proceedings are to be instituted for the purpose of realizing their rights under this Indenture. The Trustee may further re-convene a meeting of Debenture Holders for the purpose of receiving instructions in connection with the conduct of the proceedings. The Trustee shall take action in such instances without delay and at the first reasonable opportunity. For the avoidance of doubt, it is clarified that the Trustee may not delay the immediate repayment so decided upon by the meeting of Debenture Holders under Section 9 above, unless the event with respect to which the resolution to demand immediate repayment is cancelled or removed. It is clarified that notwithstanding the provisions of Section 10.1 above, the Trustee shall only file a motion for the liquidation of the Company after an ordinary resolution is adopted in the matter by a General Meeting of Debenture Holders.

10.4.	Subject to the provisions of this Indenture, the Trustee may, but is not obligated to, convene a General Meeting of Debenture Holders at any time in order to discuss and/or receive its instructions on any manner pertaining to this Indenture. For the avoidance of doubt, it is clarified that the Trustee may not delay execution of the immediate repayment so resolved by the meeting of General Holders pursuant to Section 9 above, unless the event with respect to which the resolution to demand immediate repayment was adopted is cancelled or removed.

10.5.	Whenever the Trustee is required under this Indenture to perform any action, including instituting proceedings or filing claims at the demand of the Debenture Holders, as set forth in this Section, the Trustee may refrain from taking any such action until receiving instructions from the meeting of Debenture Holders and/or instruction from the court to which the Trustee applied, at its discretion, for instructions in the event it believed there to be a need for such instructions. For the avoidance of doubt, it is clarified that the Trustee may not delay the immediate repayment or realization of collateral given (if given) as resolved by a meeting of Debenture Holders in accordance with Section 9 above, unless the event with respect to which the resolution to demand immediate repayment is cancelled or removed.

11.	Trust for Proceeds

All proceeds received by the Trustee, with the exception of the Trustee’s fees and payment of any debt towards the Trustee, in any manner whatsoever including, without limitation, as a result of a demand for immediate repayment of the Debentures and/or as a result of proceedings it institutes, if at all, inter alia, against the Company, will be held thereby in trust and shall be used by the Trustee for the following purposes and according to the following order of priority:

First, for settling reasonable expenses, payments, levies and liabilities disbursed by the Trustee, imposed thereon, or incurred through or as a result of the actions entailed in performing the duties of the trust or in another manner in connection with the terms of the Indenture, including the Trustee’s fee.

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Second, to pay any other amount under the Indemnification Undertaking (as such term is defined in Section 24 below).

Third, for payment to Holders who bore payments pursuant to Section 24.4.1.2 below.

Fourth, to pay Debenture Holders the arrears interest owing to them (if at all), principal and/or interest in arrears owing to them under the terms of the Debentures, pari passu and pro rata to the principal and/or interest amounts in arrears owing to each of them without preference or priority with respect to any of them.

Fifth, to pay the Debenture Holders for the principal and/or interest amounts in arrears owing to them under the terms of the Debentures held by them pari passu and - with respect to the principal – regardless of whether the due date of the principal amounts has arrived and – with respect to the interest – the interest amounts which the Company was required to pay (and had not yet paid) for the period with respect to which the interest has not yet been paid and up to the date on which the Debentures become immediately payable, and there shall be no preference by reason of priority in time of issuance of the Debentures by the Company or in another manner. The Trustee shall pay the excess, if any, to the Company or its designees, as applicable.

Withholding tax shall be deducted from the payments to the Debenture Holders, insofar as such deductions are required by applicable law.

It is clarified that in the event the Company is required to bear any of the expenses but fails to do so, the Trustee shall act to obtain such amounts from the Company and, upon succeeding in doing so, shall hold such amounts in Trust and shall use them for the purposes and in accordance with the order of priority set forth in this Section.

12.	Authority to Demand Financing

The Trustee may direct the Company in writing to transfer to the Trust Account, for the Debenture Holders and in lieu of payment thereto, all or portion of the next payment (interest and/or principal), which the Company shall furnish to the Trustee on the date provided herein for the subsequent payment (and not prior to such time), in order to finance the proceedings and/or expenses and/or Trustee’s fee under this Indenture. The Company shall comply with the Trustee’s notice and it shall be deemed to have fulfilled its undertaking towards the Holders if it transfers the amounts demanded by the Trustee to the account whose details are provided in the Trustee’s notice. Nothing in the foregoing releases the Company from its obligations to pay the aforementioned expenses and fees whenever it is required to bear such amounts under this Indenture and applicable law.

It is clarified that notwithstanding the provisions of Section 11 above and this Section 12, the Trustee shall take reasonable measures to collect the expense reimbursement which the Company is required to bear under the Indenture, and any amount received from the Company in this respect shall be used by the Trustee in accordance with the order of priority set forth in Section 11 above.

13.	Authority to Delay Distribution of Funds

13.1.	Notwithstanding the provisions of Section 11 above, should the monetary amount received as a result of the institution of the proceedings specified above and which is available for distribution at any time, as set forth in such section, be less than NIS 1 million, the Trustee shall not be obligated to distribute such amount and may invest all or portion thereof in investments permitted under this Indenture, as set forth in Section 17.

13.2.	When the aforementioned investments and the profits thereon, together with other funds which shall reach the Trustee for purposes of payment thereof to the Debenture Holders reach, if at all, an amount which is sufficient to pay a minimum of NIS 1 million, the Trustee shall pay such amount to the Debenture Holders as set forth in Section 11 above. In the event that the Trustee is not in possession of an amount that is sufficient to pay at least NIS 1 million as aforementioned, within a reasonable amount of time, the Trustee shall distribute to the Debenture Holders the funds in its possession, and in any case no later than once every three months. Notwithstanding the foregoing, the Debenture Holders may, by an ordinary resolution, require the Trustee to pay them the amounts accumulated therewith including if such amounts do not total NIS 1 million. Notwithstanding the foregoing, the Trustee’s fee and expenses shall be paid out of such funds immediately upon their due date, including if the amounts which reached the Trustee are lower than the aforementioned total.

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14.	Notice of Distribution; Non-Payment for Reasons Beyond the Company’s Control; Deposit with Trustee

14.1.	The Trustee shall notify the Debenture Holders of the date and place in which any of the payments specified in Sections 11 and 12 above shall be made. Such a notice shall be delivered in the manner prescribed in Section 25 below prior to such payment.

After the date specified in the notice, the Debenture Holders shall be entitled to interest thereon according to the rate indicated in the Debentures, exclusively on the outstanding balance of the principal amount (if any) less the amount paid or proposed to be paid to them, as aforementioned.

14.2.	Funds distributed in accordance with Section 14.1 above shall be deemed to be payment on account of the repayment [of the Debentures].

14.3.	Any sum payable to a Debenture Holder which was not actually paid on the due date for payment for a reason beyond the Company’s control, even though the Company was ready to pay such amount in a timely fashion, shall cease to bear interest as of such due date, and the Debenture Holder shall be entitled only to the amounts to which it was entitled on the due date for such payment on account of the principal and the interest.

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14.4.	The Company shall deposit with the Trustee within 15 business days from the due date for payment thereof, the payment amount that was not paid in a timely manner, as set forth in Section 14.3 above, and shall notify the Debenture Holders of such deposit. The aforementioned deposit shall be deemed to be payment of such amount and, in the event of payment of all the amounts due with respect to the Debenture, also as the redemption of such Debentures.

14.5.	The Trustee shall invest the funds remitted thereto, as set forth in Section 14.4 above, in trust accounts issued in its name and for the deposit of the Trustee, in investments permitted to a Trustee under this Indenture (as set forth in Section 17 below). To the extent that the Trustee has complied with the foregoing, it shall owe the parties entitled to such amounts only the proceeds received from the realization of such investment, less the Trustee’s fees, expenses and reasonable expenditure related to such investment and the management of the trust accounts, reasonable fees and mandatory payments applying to the trust account. The Trustee shall remit amounts out of the aforementioned funds to Debenture Holders entitled thereto as soon as possible after it is presented with reasonable proofs and approvals evidencing their right to such amounts, less the Trustee’s expenses, fees, mandatory payments and the Trustee’s fee.

14.6.	The Trustee shall hold such funds and shall invest them in the aforementioned manner up to two years after the final repayment date of the Debentures. After such date, the Trustee shall remit to the Company the amounts stated in Section 14.5 above, including the profits from the investment less the Trustee’s expenses, other expenses incurred in accordance with this Indenture (including fees paid to service providers and so forth), to the extent any remain in the Trustee’s possession at the time. The Company shall hold such amounts in trust for the Debenture Holders entitled to such amounts, and the provisions of Sections 14.5 above shall apply with respect to amounts remitted thereto by the Trustee, as set forth above, mutatis mutandis. Upon remittance of the funds from the Trustee to the Company, the Trustee shall be exempt from payment of such amounts to the Debenture Holders entitled thereto.

14.7.	The Company shall confirm for the Trustee in writing the remittance and receipt of such sums in trust for the aforementioned Debenture Holders, and shall indemnify the Trustee for monetary damage incurred thereby following and as a result of the transfer of such funds, unless the Trustee acted with gross negligence (with the exception of negligence that is exempt under the law in effect from time to time), in bad faith or fraudulently.

14.8.	The Company shall hold such sums in trust for the Debenture Holders entitled to such amounts for one additional year after they were remitted to it by the Trustee, and shall not make any use thereof and shall invest such amounts in accordance with this Indenture. Amounts not demanded from the Company by a Debenture Holder by the end of seven years from the final repayment date of the Debentures shall be remitted to the Company, and it shall be entitled to use the remaining funds for any purpose whatsoever.

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15.	Receipt from Debenture Holders and Trustee

15.1.	A receipt from the Trustee concerning the deposit of the principal and interest sums therewith in favor of the Debenture Holders shall release the Company entirely in connection with payment of the amounts indicated therein.

15.2.	A receipt from a Debenture Holder for the principal and interest sums paid thereto by the Trustee for the Debentures shall release the Trustee and Company entirely with respect to actual payment of the amounts indicated therein.

15.3.	Amounts distributed as set forth in Section 14 above shall be deemed payment on account of the repayment of the Debentures.

16.	Presentation of Debenture to Trustee and Recording a Partial Payment

16.1.	The Trustee may demand that a Debenture Holder present it, upon payment of any interest or partial payment of the principal and interest in accordance with Sections 13, 14 and 15 above, the Debenture Certificates with respect to which the payments are made, and the Debenture Holder shall be required to present such Debenture Certificate, provided that this shall not obligate the Debenture Holders to make any payment and/or expense and/or impose on the Debenture Holders any responsibility and/or liability.

16.2.	The Trustee may make a note on the Debenture Certificates of amounts so paid and the date of payment.

16.3.	The Trustee may, in any special circumstance, at its discretion, forego presentation of the Debenture Certificate after receiving from the Debenture Holder an indemnification letter and/or guarantee that it deems satisfactory, for damages that are liable to occur due to the failure to make such a note, all as it deems fit.

16.4.	Notwithstanding the foregoing, the Trustee may, at its discretion, keep records with respect to such partial payments in another manner.

17.	Investment of Funds

All of the funds which the Trustee may invest hereunder shall be invested by the Trustee in an Israeli banking entity rated by a rating company no lower than an (AA2.il) rating of Midroog Ltd. or the equivalent, in its name or to its deposit, at its discretion, in bonds of the Government of Israel rated by a rating company no lower than an (AA2.il) rating by Midroog Ltd. or the equivalent, or in daily bank deposits as it deems fit. To the extent that the Trustee has complied with the foregoing, the Trustee shall owe parties entitled to such amounts only the proceeds received from the liquidation of the investments, less the Trustee’s fees and expenses and the commissions and expenses pertaining to such investment and the management of the trust accounts and the commissions, and less the mandatory payments applying to the trust account, and the Trustee shall act with respect to the remaining funds in accordance with the provisions of the Indenture, as the case may be.

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18.	Company’s Undertakings Towards Trustee

The Company undertakes towards the Trustee as follows, for as long as the Debentures have not yet been fully paid:

18.1.	To continue managing the Company’s businesses in a proper and orderly manner.

18.2.	To keep regular account books in accordance with generally accepted accounting principles and to safeguard the books and the documents serving as evidence, and, subject to applicable law, to enable the Trustee or any authorized representative of the Trustee to inspect, at any reasonable time as shall be coordinated in advance with the Company, and no later than seven business days of receiving the Trustee’s request, any such accounting book and/or document which the Trustee wishes to inspect. In this respect, an authorized representative of the Trustee means any person appointed by the Trustee for purposes of such inspection, by written notice which the Trustee shall furnish to the Company prior to such inspection.

18.3.	Subject to the provisions of Section 2.8 above and to the extent it is not contrary to applicable law and/or agreement, to cause the senior financial officer of the Company to provide the Trustee and/or the authorized representative thereof, as set forth in Section 18.2, no later than seven business days of receiving the Trustee’s request, any explanation, document, calculation or information in the Trustee’s possession and which can be reasonably prepared, which pertains to the Company, its business and/or its assets which the Trustee believes to be reasonably required for the purpose of examinations being conducted by the Trustee to protect the Debenture Holders.

18.4.	To provide the Trustee written notice, as soon as possible and within no later than 2 business days, of the occurrence of any of the events enumerated in Section 9.1 above (inclusive of it subsections) or of the Company’s material knowledge that such an event is about to occur, without taking into account the cure periods provided in Section 9.1 (inclusive of subsections), to the extent any exist in such subsections.

18.5.	To furnish the Trustee with a copy of any document or information which the Company furnishes the Debenture Holders, if at all. The Company shall further furnish the Trustee or its authorized representative, who shall be an attorney or accountant by profession (and regarding which a notice of appointment thereof shall be furnished to the Company by the Trustee upon the appointment thereof), additional information pertaining to the Company (including explanations, documents and calculations pertaining to the Company, its business affairs or its assets) in its possession or which can be reasonably prepared, and shall also direct its accountant and legal advisors to do so, upon the Trustee’s reasonable written request, no later than seven business days of receiving the Trustee’s request, to the extent the Trustee reasonably believes that such information is necessary for the purpose of implementing and exercising the authority, powers and authorizations of the Trustee and/or its authorized representative under this Indenture, including information required to protect the rights of the Debenture Holders, provided that the Trustee acts in good faith, subject to the confidentiality obligations provided herein.

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18.6.	To summon the Trustee to its general meetings (whether ordinary general meetings or extraordinary general meetings of the Company’s shareholders) without a right to vote at such meetings.

18.7.	To furnish the Trustee, at its demand, with documents and/or details and/or information reasonably required by the Trustee, at its reasonable discretion, no later than seven business days of receiving the Trustee’s request, for the purpose of implementing and exercising the authority, powers and authorizations of the Trustee and/or its agent under the Indenture, subject to the provisions of Section 18.5 above.

18.8.	Immediately after the publication of any annual financial statement of the Company and by no later than April 10 of each year, and for as long as this Indenture remains valid, the Company shall furnish the Trustee with an approval signed by the Company CEO or a senior financial officer of the Company stating that, to the best of his knowledge, during the period commencing from the date of the Indenture and/or the date of granting the previous approval to the Trustee, whichever is later, and up to the date of the current approval, the Company is not in breach of this Indenture, including the terms of the Debenture, unless explicitly indicated otherwise therein. Such approval shall include specific reference to Sections 5.2-5.8 of this Indenture.

18.9.	No later than ten business days after publication of the Company’s financial statement for June 30 and after publication of the Company’s annual financial statements, the Company shall furnish the Trustee with an approval signed by an officer of the Company regarding the Company’s compliance with the undertakings in Section 5.2 of this Indenture, to which an updated report of liens from the Company’s and B. Communications’ registers at the Registrar of Companies shall be attached.

18.10.	To provide the Trustee with the reports and filings as set forth in Section 29 below.

18.11.	To perform all the actions which are necessary and/or reasonably required under applicable law to confer validity on the exercise of the powers, authorities and authorizations of the Trustee and/or its agents in accordance with this Indenture.

18.12.	To furnish the Trustee, at its first written demand, with written confirmation signed by the senior financial officer of the Company that all the payments to the Debenture Holders have been made in a timely manner, and regarding the balance of the nominal value of the Debentures in circulation.

18.13.	The Company shall further notify the Trustee in writing of any change in its address and/or name. Publication of such information on the Magna system shall be deemed to be a notice to the Trustee for purposes of this Section.

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18.14.	To furnish the Trustee, no later than 30 days from the date of issuance of the Debentures (Series C) pursuant to a prospectus and/or from the date of an expansion of the Debentures (Series C), an original copy of the Debenture certificate.

It is clarified that the provisions of Section 2.8 above shall also apply to information which is provided to the Trustee and/or its authorized representative in accordance with this Section 18 hereinabove.

19.	Additional Undertakings

19.1.	In the event a resolution is passed to demand immediate repayment in accordance with Section 9.2 above, the Company undertakes: (1) to remit to the Debenture Holders and to pay the Trustee all the amounts due and/or to be due to them under the Indenture, whether or not their due date for payment has arrived (“Acceleration”), within 7 days of the Trustee’s first written demand; and (2) to provide the Trustee, at its demand, any affidavit or statements and/or to sign any document and/or perform and/or cause the performance of all the reasonable actions which are necessary and/or reasonably required and by law to confer validity on the exercise of the powers, authorities and authorizations of the Trustee and/or its agents which are required to enforce the Company’s undertaking as provided in this Section 19.1, and for the realization of collateral (to the extent given).

19.2.	In the event a resolution is passed to demand immediate payment in accordance with Section 9.2 above, the Trustee and/or Debenture Holders, at their sole discretion, shall be entitled: (1) to demand the immediate payment of all the amounts which the Company undertook to accelerate, as set forth in Section 19.1 above; (2) immediately take all the measures it deems appropriate for the purpose of realizing and enforcing (all or a portion of) the collateral in its possession, to secure repayment of all or a portion of the amounts due to the Holders and the Trustee under the Indenture, in any reasonable manner it deems fit and effective; (3) to realize, in full or in part, any collateral given to the Trustee for the Debenture Holders in any manner decided upon and in accordance with the applicable law in the territory relevant to each collateral; (4) to appoint, through the court, a trustee or receiver or managing receiver over all or part of the encumbered assets.

20.	Reporting by the Trustee

20.1.	The Trustee shall, each year as of the date prescribed therefor in the law, and in the absence of such date, by the end of the second quarter of each calendar year, prepare and deliver to the Authority and TASE an annual report regarding the affairs of the trust (“Annual Report”).

20.2.	The Annual Report shall include the details prescribed from time to time by the Law. The filing of such Annual Report with the Authority and TASE shall be deemed the furnishing of the Annual Report to the Company and Debenture Holders.

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20.3.	The Trustee shall be required to submit a report with respect to actions it performed in accordance with Chapter E1 of the Law, upon the reasonable request of Holders holding at least ten percent (10%) of the balance of the nominal value of the debentures of such series, within a reasonable period of time from the date of demand, all subject to the duty of confidentiality which the Trustee owes the Company, as set forth in Section 35j(d) of the Law.

20.4.	The Trustee shall notify the Company prior to reporting, pursuant to Section 35h1.

21.	Trustee’s Fee

21.1.	The Trustee shall be entitled to payment of fees and expenses in connection with the performance of its duties, as set forth below. Should a trustee be appointed in lieu of the Trustee whose term of office has ended pursuant to Sections 35b(a1) or 35n(d) of the Securities Law, the Holders of the Debentures (Series C) shall bear the increase in the fee of the new trustee so appointed over the fee paid to the prior trustee, if such difference in fee is unreasonable, and the provisions of the relevant law at the time of such replacement shall apply.

21.2.	The Holders shall bear such difference in amount by way of setting off the pro rata portion of the difference from each payment which the Company remits to the Debenture Holders in accordance with the terms of the Indenture and the remittance thereof by the Company directly to the Trustee.

21.3.	The Debenture Holders shall participate in payment of the Trustee’s fee and the reimbursement of its expenses in accordance with the provisions of Section 24 of the Indenture (indemnification of Trustee).

21.4.	The Company shall pay the Trustee a fee for its services, in accordance with the Indenture, as follows:

21.4.1.	For the first year of trust, commencing from the date of issuance of the Debentures (Series C) or a portion thereof, an annual fee of NIS 50,000 for each year of the trust. For each year of the trust as of the second trust year onwards, or any portion thereof, an annual fee of NIS 40,000.

21.4.2.	If additional debentures are issued in addition to the initial issuance of Debentures (Series C), or the series is otherwise expanded, the Trustee’s annual fee shall be increased by an amount that reflects the rate of increase in the trade volume of the series, in a fixed manner until the end of the term of the trust.

The amounts in Section 21.3 above shall be called, the “Annual Wages.”

21.5.	The Trustee shall further be entitled to reimbursement of reasonable expenses disbursed, defined as follows: amounts disbursed by the Trustee in the performance of its duties and/or by virtue of the powers vested therein under this Indenture, including expenses and costs pertaining to the notification and convening of a meeting of Debenture Holders and expenses pertaining to couriers and trips, and including newspaper publications related to the notification of a meeting, provided that with respect to the expenses of an expert opinion, as detailed in the Indenture, the Trustee provides prior notice of its intention to obtain an expert opinion.

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21.6.	The Trustee shall be entitled to further payment of NIS 500 per each hour of work for special actions it is required to perform in its capacity as a trustee (all subject to the Indenture), including:

(a)	Actions arising from the Company’s breach of the provisions of the Indenture;

(b)	Actions pertaining to the immediate repayment of the Debentures and/or actions in connection with a resolution of a meeting of Debenture holders to demand the immediate repayment of the Debentures, including all the implications thereof;

(c)	Special actions it is required or shall be required to perform in the performance of its duties under the Indenture and/or in connection with the rights of the Debenture Holders and for the purpose of protecting such rights, including the convening of meetings of Debenture Holders;

(d)	Special actions, including, without limitation, actions required as a result of a restructuring of the Company or an action required due to or as a result of a demand of the Company or for the purpose of performing its duties as a reasonable trustee, or as a result of a change in laws and/or the provisions of the Law (including, without limitation, regulations promulgated under Amendments 50 and 51 to the Securities Law) and/or regulations and/or other binding provisions applying to the Trustee’s function, pursuant to which the Trustee shall be required to perform actions and/or examinations and/or prepare additional reports. The Company shall bear all the reasonable expenses incurred by the Trustee as a result of the foregoing, including its reasonable fees for such actions;

(e)	Actions pertaining to the registration or cancellation of the registration of collateral in a registry that is maintained in accordance with applicable law, in addition to evaluation, control and supervision, enforcement etc. of undertakings (such as restrictions on the Company’s freedom of action, encumbrance of assets and so forth) assumed or to be assumed by the Company or to be assumed for or on behalf of the Company, for the purpose of securing other undertakings assumed by or on behalf of the Company (such as payments under the terms of the Debentures) towards Debenture Holders, including with respect to the nature of the terms of such collateral and undertakings and the fulfillment thereof.

21.1.	The amount set forth in this Section 21 shall be paid to the Trustee within 30 business days of the issuance of a payment demand by the Trustee.

21.2.	For each shareholders meeting in which the Trustee participates, including for its attendance at a meeting that was adjourned due to the absence of a proper legal quorum, the Trustee shall be paid an additional sum of NIS 600 per meeting.

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21.3.	VAT, if it applies, shall be added to each of the aforementioned amounts and shall be paid by the Company.

21.4.	All the amounts set forth in this Section 21 shall be linked to the Consumer Price Index know on the date of issuance of the Debentures (Series C), but in any case, no amount that is lower than the amounts stipulated in this Section 21 shall be paid.

21.5.	All the amounts specified in this Section 21 shall take priority over monies due to the Debenture Holders.

21.6.	The Trustee’s fee shall be paid for the period concluding at the end of the trust term under the terms of the Indenture, including if a receiver and/or managing receiver is appointed for the Company and/or if the management of the trust under the Indenture is overseen by the court.

22.	Trustee’s Powers

22.1.	The Trustee may, in the scope of performing the affairs of the trust hereunder, commission an expert opinion and/or the written advice of any attorney, accountant, appraiser, valuator, surveyor, real estate agent or other expert (hereinafter, “Advisors”), and to act in accordance with the findings thereof, whether such opinion and/or advice was prepared at the request of the Trustee and/or the Company, and the Trustee will not be responsible for any loss or damage that may be caused as a result of any act or omission committed by the Trustee in reliance on such advice or opinion, unless the Trustee acted with gross negligence (with the exception of negligence that is exempt by the law in effect from time to time) and/or in bad faith and/or maliciously. The Company shall bear the full reasonable wages and expenses of hiring the Advisors so appointed, provided that – to the extent possible under the circumstances of the matter and insofar as it does not prejudice the rights of the Holders of the Debentures (Series C) - the Trustee shall provide the Company with prior notice of its intention to obtain such expert opinion or advice together with details of the requested fee and the purpose of the expert opinion or advice, and provided that such fee does not exceed the reasonable and customary limits. It is clarified that publication of the results of the meeting of holders regarding a resolution to appoint Advisors, as aforementioned, shall constitute adequate notice to the Company in this respect. In addition, the Trustee may settle the reasonable fees of such an Advisor (including in advance) at the Company’s expense and the Company shall reimburse the Trustee for such expenses immediately upon its first demand.

22.2.	In addition, at the Company’s request and as necessary and practicable under the circumstances of the matter, and insofar as it does not prejudice the Holders’ rights, the Trustee and the Company shall agree on a list of not more than three such Advisors who have the relevant reputation and expertise, to whom the Trustee will turn to receive price quotes for their appointment as advisors. The Company shall select one offer out of the offers submitted, and shall be entitled to negotiate the offers with the advisors, provided that this shall not delay actions which the Trustee believes are to be performed in order to protect the rights of the holders of the Debentures (Series C), including by means of such Advisors. Nevertheless, the foregoing shall not apply if a particular Advisor is appointed by a meeting of Debenture Holders and if the delay entailed in the aforementioned process may harm the holders’ rights.

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22.3.	Any such advice and/or opinion may be given, sent or received by way of letter, telegram, facsimile, e-mail and/or any other electronic means for the transmission of information, and the Trustee will not be responsible for acts it performed in reliance on advice and/or an opinion or information transmitted in one of the forms mentioned above, even though errors occurred therein and/or they were not authentic, unless such errors could have been discovered through reasonable examination, provided that it did not act with gross negligence (with the exception of negligence that is exempt under the law in effect from time to time) and/or in bad faith and/or maliciously. It is clarified that the documents shall be transferable, on the one hand, and the Trustee may rely on them, on the other hand, only when they are legible and no difficulty in reading them arises. In any other instance, the Trustee shall be responsible for demanding the documents in a manner which enables proper legibility and comprehension.

22.4.	The Trustee shall not be obliged to notify any party about the execution of this Indenture, nor may it interfere in any manner in the management of the Company’s business or its affairs. Nothing in this section limits the Trustee in actions in is required to perform under the Indenture.

22.5.	The Trustee shall exercise in the trust the powers, authorizations and authority vested therein under this Indenture at its sole discretion, and shall not be responsible for any damage that is caused as a result of an error in such discretion, unless the Trustee acted with gross negligence (other than negligence that is exempt under the law in effect from time to time) and/or in bad faith and/or maliciously.

23.	Trustee’s Authority to Engage Agents

Subject to a prior notice to the Company, and provided that it does not, in the Trustee’s opinion, prejudice the rights of the Debenture Holders, the Trustee will be entitled to appoint an agent/s to act in its stead, whether an attorney or another party, in order to perform or to participate in the performance of special acts to be performed in connection with the trust, and to pay reasonable remuneration to every such agent, including, without derogating from the generality of the foregoing, the institution of legal proceedings or representation in the merger or split of the Company. The Company may oppose such an appointment within 3 business days in the event that the agent is in competition, directly or indirectly, with the Company’s business (including companies included in the Company’s consolidated financial statements). It is clarified that the appointment of such an agent shall not derogate from the Trustee’s responsibility for its actions and those of its agents. The Trustee shall also be entitled to pay, at the Company’s expense, the reasonable remuneration of each such agent, and the Company shall reimburse the Trustee for such expense upon its demand, provided that prior to the appointment of such an agent the Trustee notifies the Company in writing of the appointment together with details of the agent’s fee and the purpose of the expert opinion or advice, and provided that such agent fee does not exceed the reasonable and customary limits. It is clarified that publication of a resolution of Debenture Holders regarding the appointment of agents shall constitute a notice, as aforementioned, provided that the Trustee shall furnish the Company with all such information and details prior to such appointment. For the avoidance of doubt, the Company shall not reimburse the Trustee for the fees or expenses of an agent which performed the ordinary actions which the Trustee is required to perform under this Indenture, insofar as the performance of such actions is included in the wages which the Trustee receives from the Company in accordance with Section 21 above. For the avoidance of doubt, in the event the Debentures become immediately payable, the actions which the Trustee is required to take with respect thereto shall not be deemed to be ordinary actions which the Trustee is required to perform under this Indenture, for purposes of this Section.

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24.	Indemnification of Trustee

24.1.	The Company and the Debenture Holders (on the relevant effective date, as set forth in Section 24.5 below, each with respect to its undertaking as provided in Section 24.3 below) hereby undertake to indemnify the Trustee and all officers thereof, and its employees, shareholders, agent or expert appointed under this Indenture and other parties on behalf of the Trustee under this Indenture and/or pursuant to a resolution that is adopted at a meeting of Debenture Holders (“Indemnitees”), provided that there no double compensation or indemnification in the same matter:

24.1.1.	For any reasonable expense, damage, payment and/or monetary charge, pursuant to a judgment or arbitral award (with respect to which no stay of execution was issued) or pursuant to a concluded settlement (and to the extent the settlement pertains to the Company, the Company’s consent to the settlement was given) on grounds related to actions performed or withheld by the Indemnitees (as the case may be) or which they are required to perform under the provisions of this Indenture and/or under law and/or instruction of a competent authority and/or applicable law and/or at the request of the Debenture Holders and/or at the Company’s request, all in connection with this Indenture; and

24.1.2.	With respect to remuneration to the Indemnitees and reasonable expenses disbursed and/or to be disbursed in the performance and/or exercise of the powers and authorizations under this Indenture or law in connection with such actions which they reasonably deem to be necessary in the performance of the foregoing and/or in connection with the exercise of the powers and authorizations conferred hereunder, and in connection with all manners of legal proceedings, legal and other expert opinions, negotiations, discussions, insolvency proceedings, collection proceedings, debt arrangements, debt status evaluation, valuations, expenses, and travel and/or other expenses, provided that they are reasonable, including for the purpose of examining and/or handling and/or exercising any of the assets encumbered under the collateral (if at all), in claims and demands pertaining to any matter performed and/or not performed in any manner in connection with the foregoing.

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The foregoing is provided that:

(a)	The matter with respect to which the indemnification is required cannot be delayed (without prejudicing their right to demand indemnification retroactively if and to the extent their eligibility arises);

(b)	No final judicial ruling has been rendered establishing that the Indemnitees acted in bad faith;

(c)	No final judicial rule has been rendered establishing that the Indemnitees acted in excess of their duties and/or other than in accordance with the provisions of the Indenture and/or the law;

(d)	No final judicial ruling has been rendered establishing that the Indemnitees were grossly negligent (other than negligence that is exempt by the law in effect from time to time);

(e)	No final judicial ruling has been rendered which established that the Indemnitees acted maliciously;

(f)	The Indemnitees provided the Company with written notice, immediately after becoming aware of any such claim and/or demand, and allowed the Company to conduct the proceedings (other than in instances in which the proceedings are being administered by the Trustee’s insurance company or if the company is faced with a conflict of interest).

It is clarified that even if it is asserted against the Indemnitees that they are not entitled to indemnification due to the provisions of subsections (b) - (e) above, the Indemnitees shall be entitled, immediately upon their first demand, to payment of the amount owing to them under the Indemnification Undertaking. Should it be found in a final judicial ruling that the Indemnitees are not entitled to indemnification due to any of the conditions specified in subsections (b) through (e) above, the Indemnitees shall return the indemnification amounts paid to them.

The indemnification undertakings in this Section 24.1 shall be called “Indemnification Undertaking.”

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24.2.	Without derogating from the validity of the Indemnification Undertaking in Section 24.1 above and subject to the Securities Law, any time the Trustee is required, under the terms of the Indenture and/or the law and/or instruction of a competent authority and/or applicable law and/or the demand of the Debenture Holders and/or a demand of the Company, to perform an action, including, without limitation, instituting proceedings or filing claims at the request of the Debenture Holders, as set forth herein, the Trustee may refrain from performing such action until such time as a monetary deposit is received from the Company, to its satisfaction, and, in the event the Company fails, for any reason, to provide a financial deposit from the Debenture Holders to cover the Indemnification Undertaking (the “Financing Cushion”). The Trustee shall, on the effective date (as set forth in Section 24.5 below), submit the Debenture Holders a request to remit to the Trustee the Financing Cushion amount on a pro rata basis (as such term is defined below). To the extent the Debenture Holders fail to actually remit the entire Financing Cushion amount, the Trustee shall be under no obligation to take any action or institute the relevant proceedings. Nothing in the foregoing releases the Trustee from taking immediate action as necessary to prevent the rights of the Debenture Holders from being materially adversely affected.

24.3.	The Indemnification Undertaking

24.3.1.	Shall apply to the Company in the event of (1) actions that were taken and/or required in accordance with this Indenture or for the protection of the Debenture Holders’ rights; and (2) actions performed and/or required at the Company’s demand.

24.3.2.	Shall apply to the Holders who held the relevant Debentures on the effective date (as set forth in Section 24.5 below) in the event of (1) actions performed at the Debenture Holders’ demand (with the exception of such actions taken at the Holders’ demand, on the grounds enumerated in this Indenture, for the protection of the Debenture Holders’ rights); and (2) non-payment by the Company of all or a portion of the Indemnification Undertaking amount, as applicable, applying thereto under subsection 24.1 above (subject to the provisions of Section 24.7 below). It is clarified that no payment under this subsection (2) shall derogate from the Company’s obligation to bear the Indemnification Undertaking in accordance with Section 24.3.1.

24.4.	In the event that the Company fails to pay the amounts required to cover the Indemnification Undertaking amount and/or in the event the indemnification obligation applies to the Holders by virtue of Section 24.3.2 above and/or the Holders were requested to deposit the Financing Cushion amount pursuant to Section 24.2 above, the following provisions shall apply:

24.4.1.	The funds shall be collected in the following manner:

24.4.1.1.	First – the amount shall be funded out of the interest and/or principal amounts which the Company is require to pay to all Debenture Holders after the date of the required action, and the provisions of Section 11 above shall apply;

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24.4.1.2.	Second – should the Trustee believe that the amounts deposited in the Financing Cushion are insufficient to cover the Indemnification Undertaking, the Holders who held [Debentures] on the effective date (as set forth in Section 24.5 below) shall deposit the missing amount with the Trustee on a pro rata basis (as such term is defined below). The amount deposited by each Debenture Holder shall bear annual interest at a rate equal to the fixed interest on the Debentures and shall be paid in the order of priority as set forth in Section 11 above.

“Pro Rata” means: the pro rata portion of the Debentures held by the Holder on the relevant effective date, as set forth in Section 24.5 below, out of the total nominal value in circulation at the time. It is clarified that the calculation of the pro rata portion shall remain fixed including if there is a change in the nominal value of the Debentures held by the Holder after such date.

24.5.	The effective date for establishing a Holder’s liability under the “Indemnification Undertaking” and/or payment of the Financing Cushion shall be as follows:

24.5.1.	In the event the Indemnification Undertaking and/or payment of the Financing Cushion is required as a result of a decision or urgent action required in order to prevent the Debenture Holders’ rights from being materially adversely affected, without a prior resolution by a meeting of Debenture Holders – the effective date for liability shall be the end of the Trading Day of the day on which the action is taken or the decision adopted, and if such day is not a Trading Day, then the preceding Trading Day.

24.5.2.	In the event the Indemnification Undertaking and/or payment of the Financing Cushion are required as a result of a resolution by a meeting of Debenture Holders – the effective date for liability shall be the effective date for participating in the meeting (as such date is indicated in the notification) and shall also apply to a Holder who was not present or did not participate in the Meeting.

24.6.	No payment by the Holders, in lieu of the Company, of any amount applying to the Company under this Section 24, shall release the Company from its responsibility to bear such payment.

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24.7.	The reimbursement of Holders of Debentures (Series C) who bore payments under this Section shall made in the order of priority set forth in Section 11 above.

25.	Notices

25.1.	Notices by the Company and/or Trustee to Debenture Holders (including Debenture Holders registered in the register maintained by the Company) shall be issued by way of an immediate report via the Securities Authority’s Magna system, and, exclusively in the instances specified below, also by way of publishing the notice in two daily newspapers with a wide distribution, which are published in Israel and in Hebrew: (a) an arrangement or settlement pursuant to Section 350 of the Companies Law; (b) a merger. Any notice so published or sent shall be deemed to have been issued to the Debenture Holder on such date of publication via the Magna system.

25.2.	The Trustee may instruct the Company and the Company shall be required to immediately report, in the Trustee’s name and via the Magna system, any report to the Debenture Holders as provided verbatim and in writing by the Trustee to the Company. The Company shall be entitled to add, in a separate report, its comments and/or response to such report. Any notice so published shall be deemed to have been issued to the Debenture Holder on such date of publication via the Magna system.

25.3.	Should the Company cease to be a “reporting company” as defined in the Law, any notice by the Company and/or the Trustee for the Debenture Holders shall be sent by registered mail to the last address of the registered holders of the Debentures, as specified in the register. Any notice so issued shall be deemed to have been delivered to the Debenture Holders 3 business days after having been sent by registered mail.

25.4.	Copies of notices and notifications sent by the Company to the Debenture Holders shall also be sent to the Trustee. It is clarified that such notices and notifications do not include the Company’s ongoing reports to the public. Copies of the notices and notifications provided by the Trustee to the Debenture Holders shall also be sent by the Trustee to the Company. Publication of such notices via the Magna system shall be in lieu of issuance thereof to the Trustee or Company, as set forth in this Section, as the case may be.

25.5.	Notices or demands by the Trustee to the Company or vice versa may be sent by registered mail to the address designated in the Indentures, or to another address as instructed by one party to the other in writing, or by courier, facsimile (together with telephone confirmation of receipt by the recipient) and/or by e-mail, with confirmation by a return e-mail (not automatic) by the recipient, and any such notice or demand shall be deemed to have been received by the recipient three business days after having been sent by registered mail, or upon confirmation of receipt by e-mail, or upon telephone confirmation of receipt of the fax, or on the first Business Day after having been delivered or offered to the recipient by the courier, as the case may be.

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25.6.	Should the Company cease to be a “reporting company” as defined in the Law, any notice by the Company and/or the Trustee for the Debenture Holders shall be sent by registered mail to the last address of the registered holders of the Debentures, as specified in the register. Any notice so issued shall be deemed to have been delivered to the Debenture Holders 3 Business Says after having been sent by registered mail.

26.	Changes to Terms of Debentures, Indenture

26.1.	Subject to the provision of the law and the regulations promulgated thereunder, the Trustee may, from time to time and at any time, if it believes that doing so will not prejudice the rights of the Debenture Holders or that doing so is for the benefit of the Debenture Holders, waive any breach or non-performance by the Company of any of the terms of the Debentures or this Indenture. It is clarified that the provisions of this Section 26.1 shall not apply to the following matters:

Dates and payments under the terms of the Debentures, a reduction in the interest rate stipulated in the terms of the Debenture, grounds for demanding immediate repayment, the Company’s undertaking to meet the financial covenants under Section 5.5 above, restrictions on distribution pursuant to Section 67 above, restrictions on a series expansion as set forth in Section 3.2.2 above, the creation of a lien contrary to Section 5.2 above. Subject to the provisions of law and with prior approval by a special resolution of the meeting of holders of Debentures (Series C), the Trustee may, whether before or after the principal amount of the Debentures becomes payable, settle with the Company in connection with any right or claim of all or any of the Debenture Holders and agree with the Company on any arrangement of their rights, including waiving any right or claim thereof and/or of all or any one of the Debenture Holders towards the Company.

26.2.	Subject to the provisions of the Law and the regulations promulgated thereunder, the Company and the Trustee may, whether before or after the principal amount of the Debentures becomes payable, amend the Indenture and/or the terms of the Debentures upon the occurrence of one of the following:

26.2.1.	Other than with respect to a change in the payment dates under the Debenture, the interest rates (including the interest rates on a downgrade or non-fulfillment of the financial covenants for the purpose of a change in interest) grounds for demanding immediate repayment, the negative lien, the financial covenants, restrictions on distribution, restrictions on a series expansion, and with the exception of a change in the Trustee’s identity or fees or in order to appoint a trustee in lieu of the Trustee whose term of office has ended, if the Trustee is convinced that the change does not adversely affect the Debenture Holders, and with the exception of the matters specified in Section 26.1 above.

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26.2.2.	The proposed change is approved in a special resolution of a meeting of holders of the Debentures (Series C).

26.3.	The Company shall provide the Debenture Holders with a written notice of any such change as set forth in Section 26.1 or Section 26.2 above as soon as possible after being made.

26.4.	To the extent the Trustee’s right under this Section is exercised, the Trustee shall be entitled to demand that the Debenture Holders provide it or the Company with the Debenture Certificates, in order to record a note of any such waiver, settlement, modification or amendment and, at the Trustee’s request, the Company shall record such a note in the certificates that are furnished thereto. To the extent the Trustee’s right under this Section is exercised, it shall notify the Debenture Holders thereof in writing without delay and as soon as possible.

26.5.	Without derogating from the foregoing, the terms of the Debentures shall also be amendable in the framework of a settlement or arrangement which has been approved by the court pursuant to Section 350 of the Companies Law.

27.	Register of Debenture Holders

27.1.	The Company shall keep and maintain at its registered offices a register of Debenture Holders in accordance with the provisions of the Securities Law, which shall be open for inspection to any person.

27.2.	The Company shall not be required to enter any notice in the Register of Debenture Holders concerning an explicit, implicit or presumed trust, or a pledge or lien of any kind or any equitable right, action or setoff or other right with respect to the Debentures. The Company shall only acknowledge the ownership of the person in whose name the Debentures were registered. The legal heirs, administrators or executors of the registered Holder and any person who shall be entitled to the Debentures due to the bankruptcy of any registered Holder (and if it is a corporation – due to its dissolution) may be registered as the Holders thereof after providing proofs which the Company deems to suffice to prove their right to be registered as Holders thereof.

28.	Certificates; Splitting of Certificates

28.1.	A single certificate shall be issued with respect to the Debentures registered in the name of a single holder, or several certificates shall be issued, at its request (the certificates in this Section shall hereinafter be called, the “Certificates”) each one in a minimum amount of NIS 1,000 (One Thousand) par value (hereinafter, the “Minimum Quantity”).

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28.2.	Any Debenture Certificate may be split into several Certificates, wherein the total nominal value of the Debentures included therein is equal to the amount of the nominal value of the Debentures included in the Certificate it is proposed to split, provided that the nominal value of each Certificate is not less than the Minimum Quantity. The split shall be made on the basis of a request to make a split, signed by the registered owner of the Debentures the subject of the Certificate whose split is requested, against delivery of the Certificate whose split is requested to the Company at its registered office. The split shall be made within 30 days of the end of the month in which the Certificate is submitted together with a request to make such split, to the Company at its registered office. The new debenture certificates issued as a result of the split shall be nominal amounts, in whole New Israeli Shekels each. All the costs incurred in the split, including taxes and levies, if any, shall be borne by the party requesting the split.

29.	Reporting to Trustee

29.1.	In addition to the provisions of Section 18 above, the Company shall prepare and furnish to the Trustee, as long as all the Debentures have not been repaid:

29.1.1.	The Company’s audited financial statements for the fiscal year ending on December 31 of the preceding year, immediately after the publication thereof by the Company. The publication by the Company of such statements via the Magna system shall be deemed the transmittal of such statements to the Trustee.

29.1.2.	The Company’s reviewed quarterly financial statements, immediately after the publication thereof by the Company. The publication by the Company of such statements via the Magna system shall be deemed the transmittal of such statements to the Trustee.

29.1.3.	A copy of any document which the Company furnishes to the Debenture Holders.

29.1.4.	Reporting of any change in the rating of the Debentures or a cessation of the rating.

29.1.5.	Any document, report or notice which the Company is required to transmit to the Trustee under applicable law.

29.2.	Should the Company become a non-reporting company, as defined below, the Company shall provide the Trustee with annual, quarterly and immediate reports as provided in the consolidated circular of the Ministry of Finance – Capital Market, Insurance and Savings Division - Provisions for the Investment of Institutional Entities in Non-Government Bonds, in effect from time to time. It is clarified that nothing in the foregoing derogates from any reporting obligation applying or to apply to the Company under applicable law.

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In this Section, a “non-reporting company” is a company which is not a “reporting company,” as defined in the Securities Law, and is not a company traded on a stock exchange overseas, as specified in the Second or Third Schedule of the Securities Law.

The publication by the Company of such reports and/or notices and/or filings via the Magna system shall be deemed the transmittal thereof to the Trustee.

30.	Attorneys-in-Fact

The Company hereby appoints the Trustee for the Debentures as its attorney-in-fact to implement and perform, in its name and place, all of the actions it is required to perform under the terms of this Indenture, and generally to act in its name with respect to those actions which the Company is required to perform under this Indenture and fails to perform them or to exercise a portion of the powers vested in it, and to appoint any other person as the Trustee deems fit to perform its duties under this Indenture, provided that the Company has not performed the actions which it is required to perform under the terms of the Indenture within a reasonable period of time, as determined by the Trustee, from the date of the Trustee’s demand, provided that it acted reasonably.

The appointment pursuant to this Section does not oblige the Trustee to perform any act, and the Company hereby releases the Trustee and its agents in advance in the event that they do not perform any act, and the Company waives in advance any claim against the Trustee and/or its agents with respect to any damage incurred and/or likely to be incurred by the Company, directly and/or indirectly, by virtue of an act not performed by the Trustee and its agents in a timely manner.

31.	Applicability of Securities Law

With respect to any matter not mentioned herein, and with respect to any contradiction between the provisions of the Law and its regulations (which may not be made conditional) and this Indenture, the parties shall act in accordance with the Law and the regulations thereunder.

32.	Meetings of Debenture Holders

The general meetings of Debenture Holders shall be convened and conducted in accordance with the terms specified in the Second Schedule to this Indenture.

33.	Contradiction between the Provisions of the Indenture, the Prospectus and the Shelf Offering Report

In the event of a contradiction between the provisions of this Indenture (inclusive of its various appendices) and the provisions in the Company’s prospectus in connection with the Debentures (Series C), the provisions of this Indenture shall prevail.

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34.	General

Without derogating from any other provision of this Indenture and the Debentures, no waiver, extension, discount, silence or abstaining from action (“waiver”) by the Trustee or Company with respect to the non-performance or partial or incorrect performance of any undertaking under this Indenture and the Debenture, shall be deemed to be a waiver by the Trustee or Company, as the case may be, of any right, but rather as consent limited to the particular instance in which it was granted. Without derogating from the other provisions of this Indenture and the Debenture, any modification of the Trustee’s or Company’s undertakings, as aforementioned, shall require the Trustee’s or Company’s prior written consent (“written” includes fax or e-mail). No other consent which is not in writing shall be deemed to be consent. The Trustee’s and Company’s rights under this Agreement are independent of one another, and are in addition to any right vested and/or to be vested in the Trustee and/or the Company.

35.	Trustee’s Liability

35.1.	Notwithstanding the provisions of applicable law and the Indenture, a Trustee who acted in the performance of its duties in good faith and within a reasonable amount of time and clarified the facts which a reasonable Trustee would have clarified in the circumstances of the matter, shall not be liable towards a Debenture Holder for damage caused thereto as a result of the Trustee exercising discretion under Section 35h(d1) or 35i1 of the Law, unless the claimant proves that the Trustee acted with gross negligence. It is clarified that should any conflict arise between the provisions of this Section and another provision of the Indenture, the provisions of this Section shall prevail.

35.2.	Should the Trustee act in good faith and without negligence in accordance with the provisions of Sections 35h(d2) and 35h(d3) of the Law, it shall not be liable for the performance of such action.

36.	Other Agreements

Subject to the provisions of the Law and the restrictions imposed by law on the Trustee, the performance of the Trustee’s duties hereunder, or its very status as Trustee, shall not preclude it from contracting with the Company in various agreements or from entering into transactions in the ordinary course of its business, provided that this does not affect the performance of the Trustee’s duties under the Indenture and its capacity as trustee.

37.	Addresses

The parties’ addresses are as designated in the preamble hereto, or any other address regarding which a notice is issued to the other party in writing.

38.	Applicable Law and Exclusive Jurisdiction

This Indenture and the appendices hereto shall be governed exclusively by Israeli law. The competent courts in Tel Aviv-Jaffa shall have sole and absolute jurisdiction to adjudicate matters connected to this Indenture.

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39.	MAGNA Certification

By its signature on this Indenture, the Trustee authorizes the Company’s electronic authorized signatories at the time to file a report on the Magna website regarding its execution of this Indenture, to the extent required by law.

IN WITNESS WHEREOF, the parties hereto affix their signature:

B. Communications Ltd.	Reznik Paz Nevo Trusts Ltd.

I, the undersigned, Ami Barlev, Adv., confirm that this Indenture was duly signed by B. Communications, in accordance with its bylaws, by Messrs. Doron Turgeman and Itzik Tadmor, whose signatures bind the Company in connection with this Indenture.

Ami Barlev, Adv.

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Attention:

Reznik Paz Nevo Trusts Ltd.

We, the undersigned, B. Communications (SP2) Ltd. and B. Communications (SP1) Ltd. (hereinafter, the “Subsidiaries”) each individually affirm and undertake, inter alia, in accordance with the Board of Directors’ resolutions of September 14, 2016, that:

1.	We shall comply with the provisions of this Indenture in connection with the Bezeq shares (as defined in the Indenture), and irrevocably agree and undertake to refrain from encumbering the Undertaken Shares, as defined in Section 5.2 above, in addition to any bonus share allocated to us with respect to the Undertaken Shares, to the extent allocated. We are aware that such undertaking is irrevocable, as it is given to secure the rights of third parties, all subject to this Indenture.

2.	We hereby declare that we have neither created nor undertaken to create any lien on the Undertaken Shares, including on any of the rights accompanying such shares and/nor vested any rights in the Undertaken Shares, all with the exception of the lien in favor of the International Debentures (as defined in the Indenture), as set forth in the Indenture.

B. Communications (SP1) Ltd.

B. Communications (SP2) Ltd.

I, Adv. Ami Barlev, attorney for B. Communications (SP1) Ltd., hereby confirm that Messrs. Doron Turgeman and Itzik Tadmor have signed this Indenture and they are authorized, by their joint signatures, to bind B. Communications (SP1) Ltd. by law and in accordance with its incorporation documents. I hereby confirm that the resolutions of B. Communications (SP1) Ltd. and its above undertakings were adopted in accordance with applicable law and its incorporation documents.

Ami Barlev, Adv.

I, Adv. Ami Barlev, attorney for B. Communications (SP2) Ltd., hereby confirm that Messrs. Doron Turgeman and Itzik Tadmor have signed this Indenture and they are authorized, by their joint signatures, to bind B. Communications (SP2) Ltd. by law and in accordance with its incorporation documents. I hereby confirm that the resolutions of B. Communications (SP2) Ltd. and its above undertakings were adopted in accordance with applicable law and its incorporation documents.

Ami Barlev, Adv.

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Attention:

Reznik Paz Nevo Trusts Ltd.

We, the undersigned, Eurocom Communications Ltd. hereby affirm and undertake, inter alia, in accordance with the Board of Directors’ resolutions of September 14, 2016, that we shall comply with the provisions of Section 5.4 of this Indenture. We are aware that such undertaking is irrevocable, as it is given to secure the rights of third parties, all subject to this Indenture.

Eurocom Communications Ltd.

I, Adv. Meital Hillel Abramov, attorney for Eurocom Communications Ltd., hereby confirm that Mr. Ami Barlev signed this Indenture before me and that he is authorized, by his signature, to bind Eurocom Communications Ltd., in accordance with its incorporation documents. I hereby confirm that the resolutions of Eurocom Communications Ltd. and its above undertakings were adopted in accordance with applicable law and its incorporation documents.

Meital Hillel Abramov, Adv.

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B. Communications Ltd.

First Schedule

Debenture (Series C) Certificate

The Debentures hereby issued are payable in 5 equal installments in the years 2020 through 2024 (inclusive), and bear annual interest as set forth below.

Registered Debentures (Series C)

Certificate Number [_____]

Aggregate par value of the Debentures in this certificate NIS [______]

The registered owner of the Debentures in this certificate [______]

1.	This Debenture evidences that B. Communications Ltd. (the “Company”) shall repay the principal amount of the Debentures in this Certificate in five (5) payments as follow: (a) 4 equal payments at a rate of 7.5% of the principal amount of the Debentures (Series C), each of which at a rate of 7.5% of the principal amount of Debentures (Series C), payable on November 30 on each of the years 2020 to 2023 (inclusive); (b) one payment at a rate of 70% of the principal amount of the Debentures (Series C), payable on November 30, 2024. The first repayment date shall occur on November 30, 2020 to the party who was the registered holder (as defined in the Terms on the Reverse Side) of the Debenture on the effective date of payment thereof, all subject to the Terms on the Reverse Side and the Indenture dated September 12, 2016, between the Company and Reznik Paz Nevo Trusts Ltd. and/or any party serving from time to time as trustee for the Debenture Holders under the Indenture (the “Trustee” and “Indenture,” respectively).

2.	This Debenture shall bear interest at the annual interest rate published in the Company’s immediate report regarding the results of the initial issuance of the Debentures (Series C), payable on such dates and on such terms as are set forth in the Terms on the Reverse Side.

3.	This Debenture is not linked to any currency or index.

4.	This Debenture is issued as part of Series C of the Debentures whose terms are identical to the terms of this Debenture, subject to the terms set forth on the Terms on the Reverse Side and the Indenture executed between the Company and the Trustee, and they are not encumbered in any way as of the date of the initial issuance.

5.	It is clarified that the provisions of the Indenture shall form an integral part of the provisions of this Debenture and shall be binding on the Company and the Holders of the Debentures included in the aforementioned series. In the event of a contradiction between the provisions of this Certificate and the provisions of the Indenture, the provisions of the Indenture shall prevail.

6.	Payment of the principal and the last interest payment shall be made against the furnishing of the Debenture to the Company at its registered office, on the date of payment, as set forth in the Terms on the Reverse Side or at any other place so directed by the Company. The Company’s notice shall be issued no later than five business days prior to the date of payment.

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7.	All the Debentures of such series shall rank pari passu, without preference or priority of any kind.

8.	The Company may issue from time to time and at any time (whether by private placement or public offering), at its sole discretion and without requiring the consent of the Debenture Holders or the Trustee, including a related holder of the Company, debentures of a different type or other series of debentures or other securities of any type whatsoever, with or without rights accompanying the purchase of shares of the Company, the terms of interest, repayment and such other terms as the Company deems fit, whether they take preference over, are equal to or are inferior to the terms of the Debentures. In addition, the Company reserves the right to increase the series from time to time at its sole discretion, in accordance with applicable law and subject to the provisions of Section 2.2 of the Terms on the Reverse Side. Notwithstanding the foregoing, to the extent the Company issues an additional debenture series and such additional series is not backed by collateral (and for as long as it is not backed by collateral), the rights of the additional series upon dissolution shall not take priority over those of the Debentures (Series C).

9.	Any transfer of the Debentures is subject to the transfer restrictions set forth in Section 7 of the Terms on the Reverse Side of the Debenture Certificate.

Signed by the Company on September 14, 2016.

B. Communications Ltd.

By:

Authorized signatory: Doron Turgeman, CEO      Authorized signatory: Itzik Tadmor, CFO

I, the undersigned, Ami Barlev, Adv. confirm that this Debenture Certificate was duly signed by B. Communications Ltd. in accordance with its bylaws, by means of Messrs. Doron Turgeman and Itzik Tadmor, and their signatures bind the Company for purposes of this Debenture.

Ami Barlev, Adv.

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Terms on Reverse Side

1.	General

In this Debenture, the following terms shall have the meanings as forth below, unless another meaning is implied by the context.

“Initial Debenture Offering Report” -	An offering report pursuant to which the Debentures (Series C) shall be initially offered.
“Debenture Holders” and/or “Debenture Owners” and/or “Holders” -	As defined in Section 1.5 of the Indenture above.
“Business Day” or “Banking Business Day” -	As defined in the Banking Directives (Service to Customer) (Interest Calculation Methods), 5751-1990.
“Principal” -	The total nominal value of the Debentures (Series C).
“Nominee Company” -

The Nominee Company of Bank Hapoalim Ltd. or any other nominee company with which the Company contracts at its sole discretion, provided that all of the Company’s securities shall be registered in the name of such nominee company;

“Debentures” or “Debenture Series” or “Relevant Series”

The registered Debenture series to be called Debentures (Series C) of the Company, whose terms shall be in accordance with the Debenture (Series C) Certificate and the Initial Offering Report of the Debentures (Series C), to be issued from time to time by the Company at its sole discretion;

“Trading Day” -	A day on which trading takes place on TASE.
“Stock Exchange Clearing House” -	The Tel Aviv Stock Exchange Clearing House Ltd.;
“TASE”-	The Tel Aviv Stock Exchange Ltd.
“Prospectus” or “Shelf Prospectus”	As defined in Section 1.5 of the Indenture.

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The terms of the Debentures (Terms on the Reverse Side) form an integral part of the Indenture, and the provisions of the Indenture shall be deemed to have been explicitly included in these Debenture terms. In the event of a contradiction between the provisions of the Debenture and the provisions of the Indenture, the provisions of the Indenture shall prevail. In the event of an inconsistency between the provisions of the Debenture and Chapter 2 of the Prospectus in connection with a particular matter, the provisions of the Debenture pertaining to such matter shall prevail, subject to TASE Rules and Regulations.

2.	The Debentures

2.1.	The Company intends to issue, in accordance with the Shelf Offering Report, registered Debentures (Series C) par value NIS 1 each (hereinafter, the “Debentures (Series C)”). The Debentures (Series C) shall be repayable (principal) in five (5) annual installments, all as set forth in Sections 3 through 5 below.

2.2.	Expansion of series

With respect to a series expansion, see Section 3.2 of the Indenture.

2.3.	Issuance of additional securities

With respect to the issuance of additional securities, see Section 3.2 of the Indenture.

3.	Principal

3.1.	Principal of the Debentures (Series C)

The Company intends to issue, in accordance with the Shelf Offering Report, registered Debentures (Series C) par value NIS 1 each (hereinafter, the “Debentures (Series C)”). The Debentures (Series C) shall be repayable (principal) in five (5) installments, as follows: (a) four equal installments at 7.5% of the principal of the Debentures (Series C), each of which at a rate of 7.5% of the principal of the Debentures (Series C), payable on November 30 of each of the years 2020 to 2023 (inclusive); (b) One installment at 70% of the principal of the Debentures (Series C), payable on November 30, 2024, such that the first payment on account of the principal of the Debentures shall be paid on November 30, 2020 and the last payment shall be made on November 30, 2024 (hereinafter, “Initial Offering Report for Debentures (Series C)” or “Initial Offering Report” and “Initial Offering of Debentures (Series C),” as applicable).

4.	Interest

4.1.	The Debentures (Series C) shall bear annual interest at a fixed rate to be determined in an interest-rate auction, which shall not exceed the maximum interest rate determined in the Offering Report. Interest on the outstanding balance of the principal amount of the Debentures (Series C), as it may be from time to time, shall be paid as of May 2017, bi-annually on May 31 and November 30 of each of the years 2017 to 2024 (inclusive), such that the first payment of interest shall be made on May 31, 2017 and the last payment shall be made on November 30, 2024.

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4.2.	The interest rate with respect to the first interest term of the Debentures and the annual interest on the basis of which it is determined shall be specified in the report to be released by the Company regarding the results of the interest-rate auction.

4.3.	The interest payable on each interest payment date shall be calculated on the basis of the annual interest rate, divided into the number of payments in a year. The Company shall determine, in a report on the results of the issuance, the annual interest and the rate thereof, divided into the number of payments in a year.

4.4.	The interest on the Debentures (Series C) shall be payable in semi-annual installments for the interest term ending on the payment date (hereinafter, “Interest Term”). The first Interest Term of the Debentures (Series C) shall commence one Trading Day after the auction day which shall be specified in the Initial Offering Report and shall conclude on the first interest payment date. Any additional Interest Term pertaining to the Debentures (Series C) shall commence on the first day after the end of the immediately preceding Interest Term and shall conclude at the end of the Interest Term (i.e. on the payment date immediately following the date of commencement thereof). The interest for the first Interest Term shall be calculated in accordance with the number of days in such period on the basis of 365 days in a year.

4.5.	The last date of payment of the interest on the balance of the outstanding principal amount of the Debentures (Series C) shall be paid together with the last payment on account of the principal amount of the Debentures (Series C), against presentation of debenture certificates from the same series to the Company.

4.6.	Arrears Interest: any payment on account of principal and/or interest that is made with a delay of more than seven (7) Business Days from the scheduled date of payment thereof under the terms of the Debentures, for reasons dependent on the Company, shall bear arrears interest as of the scheduled date for payment and up to the actual date of payment. In this respect, “arrears interest” means annual additional interest of 3% in addition to the interest on the Debentures at the relevant time, calculated pro rata for the period as of the scheduled date of payment and up to the actual date of payment. If arrears interest is paid, the Company shall release an immediate report at least 2 business days prior to such payment, in which it shall give notice of the arrears interest rate and the interest rate payable, which includes the interest rate bearing on the Debentures together with the arrears interest, and the payment date of the total interest for such period.

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5.	Payments of Principal and Interest of the Debentures

5.1.	Payments on account of the principal and/or interest of the Debentures shall be made to the persons whose names are entered as holders in the Register of Holders of Debentures (Series C), as specified in the Initial Offering Report in accordance with TASE Rules and Regulations in effect at the time (hereinafter, “Effective Date”), except for the last payment of principal and interest, which shall be made to the persons whose names are entered in the Register on the date of payment and which shall be made against delivery of the debenture certificates of such series to the Company on the day of the payment, at the Company’s registered office or at any other place of which the Company gives notice. The Company’s aforementioned notice shall be published no later than five (5) Business Days before the date of the last payment.

It is clarified that any person not registered in the Register of Holders of Debentures (Series C) on the Effective Date shall not be entitled to payment of interest for the interest period beginning before that date.

5.2.	If the date of payment on account of principal and/or interest falls on a day that is not a Business Day, the payment date shall be deferred to the first Business Day after such day, with no additional payment, and the Effective Date for determining entitlement to redemption and interest shall not be changed by reason thereof.

5.3.	The payment to entitled persons shall be made by check or by a bank transfer crediting the bank account of the persons whose names are entered in the Register of Holders of Debentures (Series C), as specified in the details which shall be provided to the Company in writing in a timely manner, as provided in Section 27 of the Indenture and Section 5.5 below. If the Company is unable to pay any amount to the persons entitled thereto for any reason beyond its control, the provisions of Sections 14.3-14.8 of the Indenture shall apply.

5.4.	A Holder of Debentures (Series C) shall notify the Company of the details of the bank account for crediting such Holder with payments under the Debentures from such series as aforementioned, or of a change in the details of the aforementioned bank account or in his address, as the case may be, in a registered letter to the Company. The Company shall be required to comply with such instruction of the Holder 15 Business Days after the Holder’s notice reaches the Company.

5.5.	In the event a Debenture Holder who is entitled to such payment fails to furnish to the Company details of his bank account in a timely manner, any payment on account of principal and interest shall be made in a check sent by registered mail to his last address recorded in the register of the relevant series. The sending of a check by registered mail, as aforementioned, shall be deemed in all respects as payment of the amount written thereon on the date of dispatch thereof by mail, provided the check is paid when properly presented for collection.

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5.6.	Any mandatory payment required by law shall be deducted from any payment on account of the Debentures (Series C).

6.	Non-Payment for a Reason Beyond the Company’s Control

With respect to non-payment for a reason beyond the Company’s control, see Sections 14.3-14.8 of the Indenture.

7.	Transfer of Debentures

7.1.	The Debentures are transferable with respect to any nominal amount, provided that it shall be in whole New Israeli Shekels. Any transfer of the Debentures (held by a registered holder) shall be made by a deed of transfer drawn up in the accepted form for transferring shares, duly signed by the registered owner or his legal representatives and by the transferee or his legal representatives, which shall be delivered to the Company at its registered office together with the Certificates of the Debentures which are being transferred on the basis thereof, as well as any other reasonable proof as requested by the Company in evidence of the transferor’s right to transfer them.

7.2.	Subject to the foregoing, any procedural provisions contained in the Company’s articles regarding the method of transfer of shares shall apply, mutatis mutandis, to the transfer and endorsement of the Debentures.

7.3.	If any mandatory payment applies to the deed of transfer of the Debentures, including taxes and other levies, the Company shall be given reasonable proof of the payment thereof by the party proposing the transfer.

7.4.	If only a portion of the nominal amount of the principal of the Debentures in this Certificate is transferred, the Debenture shall first be split, in accordance with Section 8 below, into the number of Debenture Certificates necessitated thereby (up to a reasonable number as determined by the Company), such that the aggregate of the principal amounts specified in those Certificates is equal to the principal amount specified in the aforementioned Debenture Certificate.

7.5.	Following the fulfillment of all the aforementioned conditions, the transfer shall be recorded in the Register, and the Company shall be entitled to demand that a note of such transfer be made on the transferred Debenture Certificate which shall be given to the transferee, whereby it shall be offered a new debenture certificate in lieu thereof, and all the conditions set forth in the Indenture and the transferred Debenture Certificate shall apply, such that whenever the word “Holder” appears it shall be deemed to refer to the transferee, and such transferee shall be deemed a Holder for purposes of the Indenture for the relevant series.

7.6.	All the expenses and fees entailed in the transfer shall be borne by the party proposing the transfer.

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8.	Split of Debenture Certificates

With respect to a split of debenture certificates, see Section 28 of the Indenture.

9.	Early Redemption of Debentures (Series C)

9.1.	Early Redemption Due to De-Listing from Stock Exchange

Should TASE decide to de-list the Debentures which have not yet been repaid because the value of the series of the Debenture (Series C) has fallen below the amount determined in the Stock Exchange’s guidelines for de-listing, the Company shall make early redemption and shall act as follows:

(a)	Within 45 days of the TASE Board of Directors’ decision to de-list the Debentures, as aforementioned, the Company shall announce an early redemption date on which a Debenture Holder may redeem such Debentures. An announcement of the early redemption date shall be published in an Immediate Report which shall be sent to the Authority and the TASE and in two daily newspapers with a wide distribution in Israel and in Hebrew, and shall be given in writing to all registered Holders of the Debenture.

(b)	The early redemption date shall occur no earlier than 17 days from the date of publication of the notice and no later than 45 days from such date, but not in the period between the due date for payment of the interest and the actual date of payment.

(c)	On the early redemption date, the Company shall redeem the Debentures whose redemption has been sought by the Holders thereof. The proceeds of the redemption shall not be less than the nominal value of the Debentures together with interest accrued up to the actual payment date, as set forth in the terms of the Debentures.

(d)	Nothing in an early redemption date, as aforementioned, shall prejudice the redemption rights provided in the Debentures for any Debenture Holders who do not redeem the Debentures on such early redemption date. However, the Debentures (Series C) shall be de-listed from TASE and they shall be subject, inter alia, to the resulting tax implications.

(e)	Early redemption of the Debentures, as aforementioned, shall not afford any of the Holders of the Debentures so redeemed the right to the principal or the interest for the period following the redemption date.

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9.2.	Early Redemption at Company Initiative

The Company may, at its sole discretion, make early redemption (in whole or in part), of the Debentures (Series C), at any time but not before at least 60 days have passed from the date the Debentures (Series C) of the Company are listed for trade. In such instance, the following provisions shall apply, all subject to the guidelines of TASE and the provisions of the TASE Rules and Regulations and the directives promulgated thereunder, in effect at the relevant date:

(a)	The frequency of the early redemptions shall not exceed one redemption per quarter.

(b)	In the event early redemption is determined in a quarter in which a due date for payment of interest is also determined, or a date for payment of partial redemption or final redemption, the early redemption shall be made on the date scheduled for such payment.

In this respect, “quarter” means each of the following periods: January-March; April-June; July-September; and October-December.

(c)	The minimal amount of each early redemption shall not be less than NIS 1 million. Notwithstanding the foregoing, the Company may make early redemption in an amount that is less than NIS 1 million, provided that the frequency of the redemptions shall not exceed a single redemption per year.

(d)	Any amount that is repaid early by the Company shall be repaid with respect to all the Debenture Holders, pro rata in accordance with the nominal value of the held Debentures.

(e)	Upon the adoption of a resolution of the Company’s Board of Directors pertaining to early redemption, as aforementioned, the Company shall release an immediate report with a copy to the Trustee no less than seventeen (17) days and no more than forty-five (45) days prior to the early redemption date.

(f)	The early redemption date shall not occur in the period between the effective date for payment of interest on the Debentures (Series C) and the date of actual payment of interest. In such immediate report, the Company shall publish the principal amount to be paid through early redemption as well as the interest accrued on the aforementioned principal amount up to the early redemption date, according to the provisions below.

(g)	Early redemption for a portion of the relevant Debenture series shall not take place if the amount of the last redemption is less than NIS 3.2 million.

(h)	On a date of partial early redemption, if any, the Company shall announce in an immediate report: (1) the partial redemption rate in terms of the outstanding, unpaid balance; (2) the partial redemption rate in terms of the original series; (3) the interest on the redeemed portion upon partial redemption; (4) the interest to be paid upon the partial redemption, calculated with respect to the outstanding, unpaid balance; (5) update of the partial redemption rates remaining, in terms of the original series; (6) the effective date for entitlement to early redemption of the principal amount of the Debentures, which will be six (6) days prior to the date scheduled for the early redemption.

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(i)	Prior to making early redemption as set forth in this Section, the Company shall provide the Trustee with an approval signed by the Company’s senior officer confirming its compliance (or lack thereof) with the financial covenants provided in Sections 5.6 and 5.13 of the Indenture.

(j)	Partial early redemption shall be made pari passu to each of the Debenture Holders in accordance with the nominal value of the Debentures held thereby on the effective date. On a date of partial early redemption, if at all, the Company shall pay Holders of the Debentures (Series C) the interest accrued exclusively with respect to the redeemed portion of the partial redemption and not with respect to the entire outstanding, unpaid balance, all as part of the partial early redemption amount to be determined under subsection (k) below.

(k)	The amount to be paid to Holders of the Debentures (Series C) in the event of early redemption shall be the highest of the following: (1) market value of the Debentures subject to early redemption, which will be determined according to the average closing price of the Debentures in the thirty (30) Trading Days preceding the date of adoption of the board resolution regarding the early redemption; (2) the liability value of the Debentures subject to early redemption, i.e. the principal amount together with interest up to the actual early redemption date; (3) the cash flow balance of the Debentures subject to early redemption (principal plus interest) discounted according to the Government Debentures Yield (as defined below) plus interest of 1% per annum, and alternatively 1.5% in the event of early redemption arising from the sale of Bezeq shares, as set forth in this Indenture. Discounting of the Debentures (Series C) subject to early redemption will be calculated as of the early redemption date up to the date of the last payment scheduled for the Debentures (Series C) that are subject to early redemption.

In this respect, the “Government Debentures Yield” means the average return (gross) for redemption, during a period of seven Business Days, ending two Business Days prior to the date of the early redemption notice, of three series of unlinked government debentures whose average lifetime is the closest to the average lifetime of the Debentures (Series C) on the relevant date.

10.	Purchase of Debentures by the Company and/or Affiliated Holder

In this respect, see Section 4 of the Indenture.

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11.	Restrictions on Distribution

It is clarified that the Company is not subject to any restriction under the Indenture or the Debentures (Series C) in connection with a distribution (as such term is defined in the Companies Law, including with respect to a buyback) except as set forth in Section 5.7 of the Indenture.

12.	General Provisions

12.1.	The principal and interest amount are payable and transferable without consideration for any existing or future equitable rights or right of setoff or counterclaim between the Company and a former Holder, including the original holder of the Debentures.

12.2.	Any person who shall be entitled to the Debentures due to bankruptcy or liquidation proceedings of a Debenture Holder may, after providing proofs which the Company deems to suffice, from time to time, be registered in the Register as the Holder of the Debentures, or, subject to the terms set forth above in this Certificate, transfer them.

12.3.	The Debenture Holders may exercise their rights under the Debentures and the Indenture by means of the Trustee or on the basis of a resolution of the general meeting of Debenture Holders in the manners specified in the Debenture and the Indenture.

12.4.	The provisions of the Indenture, including the right to demand the immediate repayment of the Debentures, as set forth in Section 9 of the Indenture, shall form an integral part of this Debenture.

13.	Changes to the Terms of the Debentures and the Indenture

In this respect, see Section 26 of the Indenture.

14.	General Meetings of Debenture Holders

The general meetings of the Debenture Holders shall convene and be conducted in accordance with the provisions of the Second Schedule to the Indenture.

15.	Receipts as Proof

In this respect, see Section 15 of the Indenture.

16.	Replacement of Debenture Certificates

If any Debenture Certificate is worn, lost or destroyed, the Company may issue in its place a new Debenture Certificate, on the same terms as the Debentures (Series C) and subject to proof, indemnification and coverage of reasonable expenses incurred by the Company in clarifying the title to the Debentures, as the Company deems fit, provided that, in case of wear, the worn Debenture Certificate is returned to the Company prior to the issuance of the new Certificate. Taxes, levies and other expenses entailed in issuing the new Certificate, insofar as they apply, shall be borne by the party requesting such Certificate.

17.	Notices

In this respect, see Section 25 of the Indenture.

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Second Schedule to Indenture

Subject to the provisions of the Securities Law, the convening of a Meeting of Debenture Holders, the conduct thereof and various terms with respect thereto shall be as follows:

Convening of Meeting

1.	The Trustee shall convene a Meeting of Holders no later than fourteen (14) days of the filing of the second annual report on the state of affairs of the trust (pursuant to Section 20 of the Indenture). The Meeting shall be convened no later than sixty (60) days from the date of filing the aforementioned report. The agenda of such Meeting shall include the appointment of the Trustee for the term to be determined, a discussion of the annual report on the affairs of the trust and any other matter on the agenda, as set forth in Section 35.l.2 of the Securities Law.

2.	The Trustee shall convene a Meeting of the Debenture Holders if it deems it necessary, or upon the written request of Holders of Debentures, holding, jointly or severally, at least five percent (5%) of the outstanding balance of the nominal value of the Debentures in circulation.

3.	If the request to convene a Meeting is made by Debenture Holders, the Trustee may demand from the requesting parties indemnification, including in advance, for the reasonable expenses entailed therein.

4.	A Trustee who is requested to convene a Meeting of Holders in accordance with Section 2, shall convene the meeting within 21 days from the date the request to convene the Meeting was submitted to it, for the date scheduled in the notice, provided the date of convening shall not be earlier than seven days and not later than 21 days after the date of the notification. However, the Trustee may advance the date of the Meeting to at least one day after the date of the notice, if it deems this necessary for protecting the rights of the Holders and subject to the provisions of Section 21 below; and if the Trustee does so, it shall explain in the report regarding the notification of the Meeting the reasons for advancing its date.

5.	The Trustee may, at its reasonable discretion, change the date of convening of the Meeting notified thereby, including advancing the date of the Meeting to at least one day after the date of the notification, if it deems this necessary for protecting the rights of the Holders and subject to the provisions of Section 21 below.

6.	The Trustee may determine that the Meeting is to take place by electronic means.

7.	If the Trustee does not convene a Holders’ Meeting, pursuant to a Holder’s request, within the time specified in Section 4 above, the Holder may convene the Meeting, provided the date of convening is within 14 days from the end of the period within which the Trustee should have provided notification of the Meeting, and the Trustee shall bear the expenses incurred by the Holder in convening the Meeting.

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8.	If a Meeting of Debenture Holders does not take place as set forth in Section 1 or 2 above, the court may, at a Holder’s request, order the convening thereof.

9.	To the extent the court orders as set forth in Section 8 above, the Trustee shall bear the reasonable expenses incurred by the applicant in the court proceeding, as determined by the court.

10.	The Company may, at any time, provide notification of a Meeting of Debenture Holders upon coordination with the Trustee. Should the Company convene such a meeting, it shall be required to send the Trustee an immediate written notice of the place, date and time of the Meeting and the items to be discussed thereat, and the Trustee or a representative thereof shall be entitled to participate in such meeting without any voting right. Such a meeting shall be convened for the date stipulated in the notice, provided that the convening date shall not be earlier than 7 days and not later than 21 days from the date of notification.

11.	To the extent there is no possibility of convening a Meeting of Holders or conducting such meeting in the manner determined therefor in the Indenture or the Law, the court may, at the request of the Company, Debenture Holder entitled to vote at a Meeting or the Trustee, issue an order for a Meeting to be convened and conducted in the manner so determined by the court, and to such end it may issue supplementary instructions as it deems fit.

Defects in Convening

12.	The court may, at the request of a Holder, order the cancellation of a resolution adopted at a Meeting of Holders which was convened or conducted without the conditions prescribed therefor in the Law or under this Indenture having been satisfied.

13.	In the event the defect in convening pertains to the notice regarding the location or date of the Meeting, a Holder who attends such Meeting despite such defect, shall not be entitled to demand the cancellation of the resolution.

Notice of Convening a Meeting

14.	Notice of a Holders’ Meeting shall be published in accordance with the provisions of Chapter G1 of the Law (“Electronic Reporting”) and shall be delivered to the Company by the Trustee prior to the Electronic Reporting and in accordance with the regulations.

15.	The notification shall include the agenda, the proposed resolutions and arrangements with respect to written votes, in accordance with Sections 29 and 31 below.

Meeting Agenda

16.	The Trustee shall determine the agenda of the Holders’ Meeting, and shall include therein items for which the convening of the Holders’ Meeting was necessary pursuant to Sections 1 and 2 above, and any matter requested by a Holder, as set forth in Section 18.

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17.	In the event a meeting is convened as set forth in Section 10 above, the Company shall determine the agenda of the Meeting.

18.	One or more Holders holding at least five percent (5%) of the balance of the nominal value of the Debenture series may request the Trustee to include a matter on the agenda of a Holders’ Meeting to be convened in the future, provided that the matter is suitable to be considered at such Meeting.

19.	Only resolutions with respect to matters on the agenda shall be adopted at a Holders’ Meeting.

Place of Convening Meeting

20.	Any Meeting of the Debenture Holders shall be held in Israel, at the Company’s offices or at another venue of which the Company and/or the Trustee give notice. The Trustee may change the address of the Meeting. The Company shall bear the expenses of convening the Meeting at the alternative venue.

Effective Date for Ownership of Debentures

21.	Holders entitled to participate and vote at Holders’ Meetings must have held Debentures on the date specified in the decision to convene the Holders’ Meeting.

Chairman of the Meeting

22.	At any Holders’ Meeting, the Trustee or whoever is appointed by it shall act as chairman of the Meeting.

23.	The Trustee shall prepare minutes of the Meeting of the Debenture Holders, and shall keep them at its registered office for a period of seven (7) years from the date of the Meeting. Such minutes of the Meeting may be prepared by way of a recording. Minutes which have been prepared in writing shall be signed by the chairman of the Meeting. All minutes signed by the chairman of the Meeting shall be prima facie evidence of their contents. The Register of Minutes shall be kept at the Trustee’s registered office, and shall be open to the inspection of the Debenture Holders and the Company during work hours and upon prior coordination, and a copy thereof shall be sent to each Debenture Holder so requesting. The Trustee may delay the submittal of any minutes to any party whatsoever if it believes, at its sole discretion, that the transmittal of all or a portion of the minutes may harm or cause a violation of the rights of the holders of the Debentures (Series C).

24.	The declaration of the chairman of the Meeting that a resolution was accepted or rejected, unanimously or by a particular majority, shall be prima facie proof thereof.

25.	The Company (and/or a party on its behalf, including any officer thereof) is not entitled to receive minutes of the conversations and discussions at a portion of the Meetings of Debenture Holders which are conducted without the Company or at Holders’ Meetings which are conducted without the Company.

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Legal Quorum; Adjourned or Continuing Meeting

26.	A Meeting of the Debenture Holders shall be opened by the chairman of the Meeting, after he has established that the legal quorum required for any of the items on the Meeting’s agenda, as provided below, is present:

26.1.	Subject to the provisions of the Securities Law regarding a legal quorum that may not be made conditional and the provisions of the Indenture, and subject to the legal quorum for adopting a special resolution, the legal quorum required for convening a Meeting of Debenture Holders shall be at least two Debenture Holders, present in person or by proxy, holding at least twenty five percent (25%) of the balance of the nominal amount of the Debentures in circulation, within the first half hour from the time scheduled for the start of the Meeting, except if otherwise required by the Law.

26.2.	If a legal quorum is not present at the end of half an hour from the time set for the start of a Holders’ Meeting, the Meeting shall be adjourned to another date being no earlier than two Business Days after the date set for holding the original Meeting, or one Business Day, if the Trustee considers this necessary for protecting the rights of the Holders. If the Meeting is adjourned, the Trustee shall explain in the report concerning the convening of the Meeting the reasons for its adjournment.

26.3.	Subject to the provisions of the Securities Law regarding a legal quorum which may not be made conditional and the provisions of the Indenture, and subject to the legal quorum for adopting a special resolution, if a legal quorum is not present at the end of half an hour from the time set for an adjourned Meeting, as provided in Section 26.2 above, the Meeting shall be held with any number of participants, except if required otherwise by the Securities Law.

26.4.	Notwithstanding the provisions of Section 26.3 above, if a Holders’ Meeting was convened at the request of Holders, as set forth in Section 2 above, the adjourned Holders’ Meeting shall be held only if Debenture Holders in the minimum number required for convening such a Meeting, as set forth in such Section, are present (i.e. at least five percent (5%) of the balance of the nominal amount of the Debentures in circulation).

27.	Pursuant to a decision of the Trustee or a resolution carried by a simple majority of the votes cast at a Holders’ Meeting at which a quorum was present, the continuation of the original meeting or the consideration or adoption of a resolution on a matter set out in the agenda shall be deferred to another time and place, as decided by the Trustee or resolved by such Meeting (“Continuing Meeting”). No matters may be considered at a Continuing Meeting other than matters which were on the agenda and regarding which no resolution was adopted.

If the continuation of a Holders’ Meeting is deferred without any change in its agenda, notices for the new session of the Continuing Meeting shall be issued as soon as possible and no later than 12 hours before the Continuing Meeting. Notices as provided shall be issued in accordance with Sections 14 and 15 above.

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Participation and Voting

28.	The Trustee may, at its reasonable discretion and subject to the provisions of applicable law, split the Meeting into class meetings and determine the parties who may participate at each class Meeting.

29.	A Debenture Holder may vote at a Holders’ Meeting, alone or by proxy, and in a voting instrument in which it shall specify the manner of its vote, in accordance with Section 31 below.

30.	Any resolution at a Holders’ Meeting shall be carried on a poll.

31.	The Trustee shall send a voting instrument to all Debenture Holders. A Debenture Holder may specify in the voting instrument the manner of its vote and send it to the Trustee.

A voting instrument, in which the Holder has specified the manner of his vote, reaching the Trustee by the deadline set for that purpose, shall be deemed presence at the Meeting for purposes of the existence of a quorum, as provided in Section 26 above.

A voting instrument received by the Trustee, as set forth above, with respect to a certain matter regarding which no vote has been held at the Holders’ Meeting, shall be deemed to be an abstention at such Meeting with respect to a resolution to conduct an adjourned Holders’ Meeting pursuant to Section 27 above, and it shall be counted in the adjourned Holders’ Meeting to be held in accordance with Sections 27 or 26.3 and 26.4 above.

32.	Each NIS 1 nominal value of the Debentures represented at a vote shall grant a single vote. In the case of joint Holders of a Debenture, only the vote of the person listed first among them in the Register shall be accepted.

33.	A Debenture Holder may use part of his votes to vote for a proposed resolution, use another part to vote against, and use yet another part to abstain, all as he deems fit.

34.	A Debenture Holder which is a subsidiary, affiliated company or investee company of the Company, or a controlling shareholder in the Company, his relative or a corporation controlled by either of them, shall not be taken into account for the purpose of determining the quorum at a Holders’ Meeting, and their votes shall not be counted among the votes cast at such Meeting.

Resolutions

35.	Resolutions of Holders’ Meeting shall be adopted by a simple majority, unless another majority is prescribed by Law or the Indenture.

36.	Abstentions shall not be taken into account in the number of votes cast.

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37.	A proposed resolution on a matter with respect to which no provisions regarding the specific majority required have been provided below shall be decided by a simple majority.

Voting and Actions by Proxy/Representative

38.	An instrument appointing a proxy shall be in writing under the hand of the appointing party or his representative duly authorized in writing in regard. If the appointing party is a corporation, the appointment shall be made in writing under the seal of the corporation, together with the signature of the corporation’s authorized signatories.

39.	The instrument of appointment of a proxy shall be drawn up in any form deemed acceptable by the Trustee.

40.	A proxy need not himself be a Debenture Holder.

41.	An instrument of appointment and a power of attorney or other certificate based on which the instrument of appointment was signed, or a certified copy of such a power of attorney, shall be delivered to the Trustee up to the commencement of the Meeting, unless specified otherwise in the notification of the Meeting.

42.	The Trustee shall participate in the Meeting by means of its employees, officers, functionaries or such other person so appointed thereby, but it shall not have any voting right.

43.	The Company and any other person other than the Trustee shall be precluded from participating in Meetings of the Debenture Holders or any part thereof, as decided by the Trustee or by a simple majority of Debenture Holders. Notwithstanding the provisions of this Section 43, the Company may be present at the opening of a Meeting for the purpose of presenting its position in connection with any matter on the agenda of the Meeting and/or presenting a particular matter (as the case may be).

Application to Debenture Holders

44.	The Trustee and one or more Holders holding at least five percent (5%) of the balance of the nominal value of the Debentures of such series in circulation may, by means of the Trustee, apply in writing to Holders in order to convince them as to their manner of voting on the matters up for consideration at such Meeting (hereinafter, “Position Notice”).

45.	In the event a Holders’ Meeting is notified as set forth in Section 2 above, the Holder may request the Trustee to publish a Position Notice on its behalf to the other Debenture Holders, in accordance with Chapter F1 of the Law.

46.	The Trustee or Company may send a Position Notice to Debenture Holders in response to a Position Notice sent in accordance with Sections 44 and 45 above, or in response to another inquiry to the Debenture Holders.

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Conflict of Interest Examination

47.	If a Meeting of Debenture Holders is convened, the Trustee shall conduct an examination to determine the existence of a conflict of interest among the Debenture Holders, be it an interest arising from their holding of the Debentures or another interest, as determined by the Trustee (“conflicting interest”), in accordance with applicable law in effect at the time. The Trustee may require a Holder participating in the Meeting to notify it, before the vote, of another interest he has, as well as of a conflicting interest, as aforementioned. The Trustee shall rely exclusively on such declarations and shall not be required to make any further investigation or examination.

48.	Without derogating from the generality of the foregoing, each of the following shall be deemed as having a conflicting interest:

48.1.	A Holder who is an Affiliate Holder (as this term is defined in Section 4.2 of the Indenture).

48.2.	A Holder who served as an officer of the Company immediately prior to the event underlying the resolution in the Meeting.

48.3.	Any Holder the Trustee has determined has a “conflicting interest” as provided hereinafter, subject to applicable law and/or directive of a competent authority, and inter alia: Any Holder declaring in writing to the Trustee that he has a material, personal interest which lies outside the interest of the body of Debenture Holders at the Meeting of the Debenture Holders. Any Holder who fails to submit such a declaration in writing after being requested to do so by the Trustee, shall be deemed to have declared that he has such a personal interest, and the Trustee shall determine that he is a Holder with a conflicting interest. Without derogating from the provisions of this Section, the Trustee shall examine whether a Holder has a “conflicting interest” also taking into account that Holder’s holdings in other securities of the Company and/or securities of any other corporation relevant to the resolution that is being submitted to the Meeting for approval (as set out in the voting instrument), according to the declaration of that Holder.

49.	The existence of a conflicting interest shall be determined also on the basis of a general test of conflicts of interest which the Trustee shall conduct. Furthermore, for the avoidance of doubt, it is clarified that the provisions regarding the definition of Debenture Holders having a conflicting interest shall not derogate from the provisions of the law, the case law and the binding guidelines of the Securities Authority relating to the definition of debenture holders having a conflicting interest, as applying at the time of the examination.

50.	For purposes of the aforementioned conflict-of-interest examination, the Trustee may rely on a legal opinion commissioned by it, which shall be subject to the provisions of the Indenture as to the bearing of expenses.

51.	It is clarified that a conflict-of-interest examination as aforementioned, insofar as it is required in the Trustee’s opinion, shall be conducted separately for each resolution on the agenda of the Meeting and separately for each Meeting. It is further clarified that the declaration of a Holder as having a conflicting interest in any resolution or at any Meeting, shall not in itself prove the existence of a conflicting interest of that Holder in another resolution on the agenda of the Meeting or a conflicting interest in other Meetings.

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52.	In counting the votes cast at a Holders’ Meeting, the Trustee shall not take into account the votes of Holders who did not comply with its request as provided in Section 48.3 above, or of Holders which it found have a conflict of interest as defined above. Notwithstanding the foregoing, if the total holdings of the participants in a vote who are not Holders having a conflicting interest is less than five percent (5%) of the balance of the nominal amount of the Debentures, the Trustee shall take into account, in the count of the votes cast, also the votes of the Holders having a conflicting interest.

Convening a Holders’ Meeting for Consultation Purposes

53.	Nothing in Section 2, 4, 7, 16, 18 and 19 shall derogate from the Trustee’s authority to convene a Holders’ Meeting, if it deems it necessary to consult with them. The notification of such Meeting shall not specify items on the agenda and the date of the Meeting shall be at least one day after the date of the notification.

No vote shall take place and no resolutions shall be adopted at such a Meeting, and such Meeting shall not be subject to the provisions of Section 2, 4, 7, 16, 18, 19, 29, 31, 8, 9, 15, 27, 26, 45 and 21, and as provided by law.

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